Exhibit No. 8

                                                                  EXECUTION COPY



                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                              BANCWEST CORPORATION,

                                   BNP PARIBAS

                                       AND

                                 CHAUCHAT L.L.C.

                                   May 8, 2001

                                TABLE OF CONTENTS

                                                                           Page


                                    ARTICLE I

                                   THE MERGER

 SECTION 1.01.  The Merger...................................................2

 SECTION 1.02.  Effective Time; Closing......................................2

 SECTION 1.03.  Effect of the Merger.........................................2

 SECTION 1.04.  Certificate of Incorporation; By-laws........................2

 SECTION 1.05.  Directors and Officers.......................................3

 SECTION 1.06.  Additional Actions...........................................3

 SECTION 1.07.  Change in Structure..........................................3

                                   ARTICLE II

          CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES; DEPOSIT;
                              DISCLOSURE SCHEDULES

 SECTION 2.01.  Effect on Capital Stock and LLC Interests....................4

 SECTION 2.02.  Exchange Procedures..........................................5

 SECTION 2.03.  Company Stock Options; Company Restricted Stock; Plans.......7

 SECTION 2.04.  Shares of Dissenting Stockholders............................7

 SECTION 2.05.  Adjustment of Merger Consideration...........................8

 SECTION 2.06.  Disclosure Schedules.........................................8

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

 SECTION 3.01.  Corporate Organization.......................................9

 SECTION 3.02.  Capitalization..............................................10

 SECTION 3.03.  Authority; No Violation.....................................10

 SECTION 3.04.  Consents and Approvals......................................11

 SECTION 3.05.  Reports.....................................................12

 SECTION 3.06.  Financial Statements........................................12

 SECTION 3.07.  Company Action..............................................13

 SECTION 3.08.  Opinion of Financial Advisor................................13

 SECTION 3.09.  Broker's Fees...............................................13

 SECTION 3.10.  Absence of Certain Changes or Events........................14

 SECTION 3.11.  Legal Proceedings...........................................14

 SECTION 3.12.  Tax Matters.................................................14

 SECTION 3.13.  Employee Benefit Plans; ERISA...............................15

 SECTION 3.14.  SEC Reports.................................................16

 SECTION 3.15.  Licenses; Compliance with Applicable Law....................17

 SECTION 3.16.  Certain Contracts...........................................17

 SECTION 3.17.  Agreements with Regulatory Agencies.........................17

 SECTION 3.18.  Undisclosed Liabilities.....................................17

 SECTION 3.19.  Environmental Matters.......................................18

 SECTION 3.20.  Transactions with Affiliates................................18

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT

SECTION 4.01. Corporate Organization.......................................18

SECTION 4.02. Authority; No Violation......................................19

SECTION 4.03. Consents and Approvals.......................................20

SECTION 4.04. Financing....................................................20

SECTION 4.05. Litigation; Regulatory Action................................20

SECTION 4.06. Absence of Certain Changes...................................21

                                    ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 5.01. Conduct of Business Prior to the Effective Time..............21

SECTION 5.02. Forbearances of the Company..................................21

SECTION 5.03. Covenants of Parent..........................................23

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

SECTION 6.01. Stockholders' Meeting........................................23

SECTION 6.02. Regulatory Matters...........................................24

SECTION 6.03. Access to Information; Confidentiality.......................26

SECTION 6.04. Other Offers.................................................27

SECTION 6.05. Indemnification and Insurance................................28

SECTION 6.06. Notification of Certain Matters..............................29

SECTION 6.07. Public Announcements.........................................30

SECTION 6.08. Exchange Act and NYSE Filings................................30

SECTION 6.09. Reasonable Best Efforts......................................30

SECTION 6.10. Performance by Merger Sub....................................31

SECTION 6.11. Takeover Statutes............................................31

SECTION 6.12. Standstill Agreement.........................................31

SECTION 6.13. Employee Benefits............................................31

                                   ARTICLE VII

                              CONDITIONS PRECEDENT

SECTION 7.01. Conditions to Each Party's Obligation To Effect the Merger...33

SECTION 7.02. Conditions to Obligations of Parent and Merger Sub...........33

SECTION 7.03. Conditions to Obligations of the Company.....................34

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

SECTION 8.01. Termination..................................................34

SECTION 8.02. Effect of Termination........................................36

SECTION 8.03. Amendment....................................................37

SECTION 8.04. Extension; Waiver............................................37

                                   ARTICLE IX

                               GENERAL PROVISIONS

SECTION 9.01. Non-Survival of Representations, Warranties and Agreements...38

SECTION 9.02. Expenses.....................................................38

SECTION 9.03. Notices......................................................38

SECTION 9.04. Definitions and Usage........................................39

SECTION 9.05. Accounting Terms.............................................43

SECTION 9.06. Severability.................................................43

SECTION 9.07. Entire Agreement; Assignment.................................43

SECTION 9.08. Parties in Interest..........................................43

SECTION 9.09. Specific Performance.........................................43

SECTION 9.10. Governing Law; Consent to Jurisdiction.......................44

SECTION 9.11. Headings.....................................................45

SECTION 9.12. Counterparts.................................................45

SECTION 9.13. Construction.................................................45

                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER, dated as of May 8, 2001 (this "Agreement"), is by and among BancWest Corporation, a Delaware corporation (the "Company"), BNP Paribas, a societe anonyme or limited liability banking corporation organized under the laws of the Republic of France ("Parent"), and Chauchat L.L.C., a Delaware limited liability company ("Merger Sub");

         WHEREAS, the Company has authority to issue (i) 400,000,000 shares of Common Stock, par value $1.00 per share (the "Company Common Stock"), 68,635,656 of which were outstanding as of May 2, 2001, (ii) 150,000,000 shares of Class A Common Stock, par value $1.00 per share (the "Class A Common Stock" and together with the Company Common Stock, the "Company Common Shares"), 56,074,874 of which were outstanding as of the date hereof and (iii) 50,000,000 shares of Preferred Stock (the "Company Preferred Stock"), none of which are outstanding;

         WHEREAS, Parent and its Subsidiaries own all of the outstanding shares of Class A Common Stock;

         WHEREAS, Parent has proposed to the Board of Directors of the Company that Parent or an affiliate acquire all of the Company Common Stock;

         WHEREAS, Merger Sub is a limited liability company, the sole member of which is Chauchat Holdings Corporation, a Delaware corporation ("US Parent") and wholly-owned subsidiary of Parent, formed for the purpose of entering into this Agreement and consummating the transactions contemplated hereby;

         WHEREAS, the Executive Committee of the Board of Directors of the Company has established a special committee (the "Special Committee"), consisting only of non-management directors elected by holders of the Company Common Stock, to consider, among other things, the transactions contemplated by this Agreement and to make a recommendation to the Board of Directors of the Company with respect thereto;

         WHEREAS, the Special Committee (i) has determined that it is fair to and in the best interests of the Company and the holders of Company Common Stock to consummate the merger (the "Merger") of Merger Sub with and into the Company upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL") and the Delaware Limited Liability Company Act (the "DLLCA") and (ii) has approved the Merger and determined that the Merger and the other transactions contemplated by this Agreement should be approved and declared advisable by the Board of Directors of the Company and that the Board of Directors of the Company should resolve to recommend that the holders of Company Common Shares adopt this Agreement;

         WHEREAS, the respective Boards of Directors of the Company and Parent, and US Parent, as the sole member of Merger Sub, and US Parent have approved and declared advisable this Agreement and the Merger and the other transactions contemplated hereby upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL and the DLLCA and the Board of Directors of the Company has resolved to recommend that the Company's stockholders adopt this Agreement and the Merger; and

         WHEREAS, the respective Boards of Directors of the Company and Parent have determined that the Merger is fair to and in the best interests of their respective stockholders.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I
                                   THE MERGER

         SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in Article VII, and in accordance with the provisions of the DGCL and the DLLCA, at the Effective Time (as defined below), Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation") under the name BancWest Corporation.

         SECTION 1.02. Effective Time; Closing. The closing of the Merger
(the "Closing") shall take place (i) at the offices of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York at 9:00 a.m. New York City time on the third business day after all of the conditions set forth in Article VII have been satisfied or, subject to applicable law, waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) in accordance with this Agreement or (ii) at such other place and time and/or on such other date as Parent and the Company may agree in writing (the "Closing Date"). Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties hereto shall file a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the DGCL and the DLLCA. The term "Effective Time" means the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (or such later time as may be agreed by the parties hereto and specified in the Certificate of Merger).

         SECTION 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL and the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, without further act or deed, all the property, rights, immunities, privileges, powers, franchises and licenses of the Company and Merger Sub shall vest in the Surviving Corporation and all debts, liabilities, obligations, restrictions and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation.

         SECTION 1.04. Certificate of Incorporation; By-laws.

         (a) Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be amended so as to read in its entirety as set forth in Exhibit A hereto, and as so amended shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and as provided by the DGCL.

         (b) By-laws. At the Effective Time, the By-laws of the Company as in effect immediately prior to the Effective Time shall be amended so as to read in their entirety as set forth in Exhibit B hereto, and as so amended shall be the By-laws of the Surviving Corporation until thereafter amended in accordance with their terms and as provided by the DGCL and the Certificate of Incorporation of the Surviving Corporation.

         SECTION 1.05. Directors and Officers.

         (a) Directors. From and after the Effective Time, the directors of the Company shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be, in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, the DGCL and this Agreement.

         (b) Officers. From and after the Effective Time, the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation and shall hold office until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be, in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, the DGCL and this Agreement.

         SECTION 1.06. Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets of the Company or its Subsidiaries, or (b) otherwise carry out the provisions of this Agreement, the Company and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law and to take all acts necessary, proper or desirable to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the provisions of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of the Company to take any and all such action.

         SECTION 1.07. Change in Structure. Parent may, at any time prior to the mailing of the Proxy Statement to the stockholders of the Company, change the method of effecting the combination with the Company to substitute a direct or indirect Delaware corporate subsidiary of Parent for Chauchat L.L.C., in which case (i) all references to Merger Sub in this Agreement shall be deemed to refer to such subsidiary and all references to Merger Sub being a limited liability company shall be deemed to refer to Merger Sub being a corporation,
(ii) all references to Merger Sub Units shall be deemed to refer to the common stock of such subsidiary, and (iii) all references to the DLLCA shall be disregarded; provided, that no such change shall alter or change in any way the consideration to be issued to holders of Company Common Stock or the holders of Options or Restricted Shares or impede or delay consummation of the Merger.

                                   ARTICLE II
          CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES; DEPOSIT;
                              DISCLOSURE SCHEDULES

         SECTION 2.01. Effect on Capital Stock and LLC Interests. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Company Common Shares or any limited liability company interests of Merger Sub (the "Merger Sub Units"):

         (a) Cancellation of Merger Sub Units. All of the Merger Sub Units issued and outstanding immediately prior to the Effective Time shall be canceled and retired and shall cease to exist without any consideration payable therefor.

         (b) Cancellation of Company Owned Stock. All shares of Company Common Stock and Class A Common Stock (if any) that are held in the treasury of the Company or by any wholly owned Subsidiary of the Company (other than Company Common Shares owned, directly or indirectly, in trust accounts, managed accounts and the like or otherwise held in a fiduciary or custodial capacity that are beneficially owned by third parties ("Fiduciary Shares") and other than any Company Common Shares held in respect of a debt previously contracted) shall be canceled and shall cease to exist without any consideration payable therefor.

         (c) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) Dissenting Shares, if applicable, and (ii) shares of Company Common Stock referred to in Section 2.01(b)), shall be converted into the right to receive from the Surviving Corporation $35.00 in cash (the "Merger Consideration") without interest thereon upon surrender of the certificate previously representing such share of Company Common Stock as provided in Section 2.02(c). As of the Effective Time, all shares of Company Common Stock (other than (i) Dissenting Shares, if applicable, and (ii) shares of Company Common Stock referred to in Section 2.01(b)) shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate (a "Certificate") which immediately prior to the Effective Time represented any such share of Company Common Stock (other than Certificates representing (i) Dissenting Shares, if applicable, and (ii) shares of Company Common Stock referred to in Section 2.01(b)) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any dividends or other distributions to which holders become entitled in accordance with this
Article II upon the surrender of such Certificate.

         (d) Conversion of Class A Common Stock. Each share of Class A Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Class A Common Stock to be canceled pursuant to Section 2.01(b)) shall be converted into (as provided in and subject to the limitations set forth in this Article II) and become one fully paid and nonassessable share of Common Stock, par value $0.01, of the Surviving Corporation (the "Surviving Corporation Common Stock"), and all such shares of Class A Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such share of Class A Common Stock shall cease to have any rights with respect thereto, except the right to receive a certificate representing the Surviving Corporation Common Stock into which their shares of Class A Common Stock have been converted in the Merger as provided in this
Section 2.01(d).

         SECTION 2.02. Exchange Procedures. (a) At and after the Effective Time, each Certificate formerly representing shares of Company Common Stock shall (except as specifically set forth in Section 2.01 and subject to applicable law in the case of Dissenting Shares) represent only the right to receive the Merger Consideration, without interest.

         (b) At or prior to the Effective Time, Parent shall or shall cause Merger Sub to deposit, or cause to be deposited, with a bank or trust company reasonably satisfactory to the Company (it being understood that an affiliate of Parent or the Company is reasonably satisfactory to the Company) (the "Paying Agent"), for the benefit of the holders of the Certificates, funds in the aggregate amount to be paid pursuant to this Article II in exchange for outstanding shares of Company Common Stock. Any cash deposited with the Paying Agent shall hereinafter be referred to as the Exchange Fund.

         (c) As promptly as practicable after the Effective Time, the Surviving Corporation shall send or cause to be sent to each holder of record of shares of Company Common Stock (other than shares that are not to be canceled in exchange for Merger Consideration pursuant to Section 2.01(c)) immediately prior to the Effective Time transmittal materials for use in exchanging Certificates for the Merger Consideration. The Surviving Corporation shall cause any check in respect of the Merger Consideration (together with any dividends or other distributions to which holders become entitled in accordance with this Article II upon surrender of such Certificate) which such person shall be entitled to receive to be delivered to such stockholder upon delivery to the Paying Agent of Certificates formerly representing such shares of Company Common Stock (or indemnity reasonably satisfactory to the Surviving Corporation and the Paying Agent, if any of such Certificates are lost, stolen or destroyed) owned by such stockholder. In the event of a transfer of ownership of the shares of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. No interest will be paid on any such cash to be paid pursuant to this Article II upon such delivery. The Surviving Corporation shall be entitled to deduct and withhold from the Merger Consideration otherwise payable to any holder of Certificates such amounts (if any) as the Surviving Corporation determines are required to be deducted or withheld under the Code, or any provision of United States, state or local tax law or any foreign tax law applicable as a result of the residence, location, domicile or other facts relating to the stockholder. To the extent that amounts are so withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such Certificates.

         (d) Subject to Section 2.04, at the Effective Time, holders of Company Common Stock shall cease to be, and shall have no rights as, stockholders of the Company, other than to receive any dividend or other distribution with respect to the Company Common Stock with a record date occurring prior to the Effective Time and the Merger Consideration. From and after the Effective Time, there shall be no transfers on the stock transfer records of the Company of any shares of the Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for transfer, they shall be canceled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this
Section 2.02 together with any dividends or other distributions to which the holder becomes entitled in accordance with this Article II upon the surrender of such Certificates.

         (e) Any funds (including any interest with respect thereto) which have been made available to the Paying Agent and that remain unclaimed by the former stockholders of the Company for twelve months after the Effective Time shall be paid to the Surviving Corporation. Any former stockholders of the Company who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation and Parent for payment of the Merger Consideration in respect of each share of Company Common Stock formerly held by such stockholder as determined pursuant to this Agreement, in each case, without any interest thereon. Any Merger Consideration remaining unclaimed as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity shall, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of any claims or interest of any person previously entitled thereto. Notwithstanding the foregoing, none of the Paying Agent, Parent, the Company, Merger Sub or the Surviving Corporation shall be liable to any former holder of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Paying Agent, the Surviving Corporation or Parent, as the case may be, the posting by such person of a bond in such amount as the Paying Agent, the Surviving Corporation or Parent, as the case may be, may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent, the Surviving Corporation or Parent, as the case may be, shall issue in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration deliverable in respect thereof pursuant to this Agreement and any dividends or other distributions to which holders become entitled in accordance with this Article II upon the surrender of such Certificate.

         (g) Any portion of the Merger Consideration made available to the Paying Agent pursuant to this Section 2.02 to pay for shares of Company Common Stock for which appraisal rights have been perfected in accordance with Section 262 of the DGCL shall be returned to the Surviving Corporation upon demand.

         (h) The Paying Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis; provided, that in the case of any losses incurred in the Exchange Fund as a result of such investments, Parent shall, or shall cause the Surviving Corporation, to take all actions necessary (including by depositing additional cash) to ensure that the Exchange Fund includes cash sufficient to satisfy the obligations of Parent and the Surviving Corporation to pay the Merger Consideration payable pursuant to this Article II and any dividends or other distributions to which holders become entitled in accordance with this Article II upon the surrender of Certificates. Any interest and other income resulting from such investments shall be paid to or at the direction of the Surviving Corporation.

         SECTION 2.03. Company Stock Options; Company Restricted Stock; Plans.

         (a) Stock Options. At the Effective Time, each option (and any stock appreciation rights associated therewith) to purchase a share of Company Common Stock (an "Option" and, collectively, the "Options") outstanding and unexercised as of the Effective Time granted pursuant to the 1998 Stock Incentive Plan (as amended), the Stock Incentive Plan (as amended), the California Community Bancshares Corporation 1993 Stock Option Plan, the Continental Pacific Bank 1990 Amended Stock Option Plan, the SierraWest Bancorp 1996 Stock Option Plan (as amended), the Sierra Tahoe Bancorp 1988 Stock Option Plan (as amended) and any other equity-based plans or agreements of or with the Company or any of its Subsidiaries providing for the granting of options with respect to Company Common Stock (collectively, the "Company Stock Option Plans") shall be canceled, whether or not then exercisable or vested, and shall represent the right to receive the following consideration in settlement thereof. Each Option shall vest as a result of the Merger and shall become exercisable at or immediately prior to the Effective Time. The Surviving Corporation (or any trust that is adopted in connection with any such Company Stock Option Plan) shall pay to the holder of any Option the excess (rounded to the nearest $0.01), if any, of the Merger Consideration over such Option's exercise price (the "Option Spread") as soon as practicable after the Effective Time. All payments made pursuant to this
Section 2.03(a) shall be reduced by all applicable withholding taxes and other similar charges.

         (b) Restricted Shares. At the Effective Time, each share of restricted stock (a "Restricted Share" and, collectively, the "Restricted Shares") outstanding as of the Effective Time issued pursuant to a Company Stock Option Plan, the Incentive Plan for Key Executives (as amended) or any other equity-based plans or agreements of or with the Company or any of its Subsidiaries providing for the granting of restricted stock awards with respect to Company Common Stock (collectively, the "Company Equity Plans" and together with the Company Stock Option Plans, the "Company Stock Plans"), to the extent not already vested, shall vest and shall represent the right to receive the following consideration in settlement thereof. The Surviving Corporation (or any trust that is adopted in connection with any such Company Equity Plan) shall pay to the holder of a Restricted Share the Merger Consideration as soon as practicable after the Effective Time. All payments made pursuant to this Section 2.03(b) shall be reduced by all applicable withholding taxes and other similar charges.

         (c) As of the Effective Time, the Company shall use its reasonable best efforts, in consultation with Parent, to remove, or cause to be removed from each and every plan, program, agreement or arrangement any right of any participant thereunder to invest in, or receive a distribution in, Company Common Stock.

         SECTION 2.04. Shares of Dissenting Stockholders. (a) Notwithstanding anything in this Agreement to the contrary, any shares (the "Dissenting Shares") of Company Common Stock that are issued and outstanding as of the Effective Time and that are held by a holder who has not voted in favor of the Merger or consented thereto in writing and who properly demands appraisal of such Dissenting Shares pursuant to, and who complies in all respects with, Section 262 of the DGCL, shall not be converted into the right to receive the Merger Consideration as provided in Section 2.01(c), unless and until such holder shall have failed to perfect, or shall have effectively withdrawn or lost, his or her right to appraisal under the DGCL, and instead shall be entitled to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to and subject to the requirements of Section 262 of the DGCL. If, after the Effective Time, any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right, each share of such holder's Company Common Stock shall thereupon be deemed to have been converted into and to have become, as of the Effective Time, the right to receive, without interest, the Merger Consideration, in accordance with Section 2.01 (together with any dividends or other distributions to which holders of Certificates become entitled in accordance with this Article II upon the surrender of such Certificates).

         (b) The Company shall give Merger Sub and Parent (i) prompt notice of any notices or demands (or withdrawals of notices or demands) for appraisal or payment for shares of Company Common Stock received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands or notices. The Company shall not, without prior written consent of Merger Sub and Parent, make any payments, or settle, offer to settle or otherwise negotiate, with respect to any such demands.

         (c) Dissenting Shares, if any, after payments of fair value in respect thereof have been made to the holders thereof pursuant to the DGCL, shall be canceled.

         SECTION 2.05. Adjustment of Merger Consideration. In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of Company Common Stock shall have been changed into a different number of shares of a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, split, combination, exchange, recapitalization or other similar transaction, the Merger Consideration and any other number or amount which is based upon the number of shares of Company Common Stock shall be appropriately adjusted.

         SECTION 2.06. Disclosure Schedules. (a) Prior to the execution and delivery of this Agreement, the Company has delivered to Parent and Merger Sub, and Parent and Merger Sub have delivered to the Company, a schedule (in the case of the Company, the "Company Disclosure Schedule," and, in the case of Parent and Merger Sub, the "Parent Disclosure Schedule") setting forth, among other things, in each case with respect to specified sections of this Agreement, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of such party's representations or warranties contained in Article III, in the case of the Company, or Article IV, in the case of Parent and Merger Sub, or to one or more of such party's covenants contained in Article V; provided, however, that notwithstanding anything in this Agreement to the contrary, (i) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 2.06(b), and (ii) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or material fact, event or circumstance or that such item has had or would have a Material Adverse Effect with respect to the Company or Parent, respectively. Matters disclosed in any particular section of a Disclosure Schedule shall be deemed to have been disclosed in any other section with respect to which such matter is relevant so long as the relevance of such disclosure is readily apparent.

         (b) No representation of the Company contained in Article III (other than Section 3.02, which shall be true in all meaningful respects, and Section 3.10(a)) or of Parent or Merger Sub contained in Article IV shall be deemed untrue or incorrect for any purpose under this Agreement, and no party hereto shall be deemed to have breached a representation or warranty for any purpose under this Agreement, in any case as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or when taken together with all other facts, circumstances or events inconsistent with any representations or warranties contained in Article III, in the case of the Company, or Article IV, in the case of Parent or Merger Sub, has had or would be reasonably likely to have a Material Adverse Effect with respect to the Company or Parent, respectively. For all purposes of determining whether any facts or events contravening a representation or warranty contained herein constitute, individually or in the aggregate, a Material Adverse Effect, representations and warranties contained in Article III (other than Section 3.10(a)) or IV shall be read without regard to any reference to materiality or to Material Adverse Effect set forth therein.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as disclosed in the Company Disclosure Schedule, the Company hereby represents and warrants to each of Parent and Merger Sub as follows:

         SECTION 3.01. Corporate Organization. (a) The Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"). The Company and each of its Subsidiaries has the corporate or other power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

         (b) All of the outstanding shares of capital stock or other securities evidencing ownership of the Company's Subsidiaries are validly issued, fully paid and (except as otherwise required by law) non-assessable and, except as set forth in Section 3.01(b) of the Company Disclosure Schedule, such shares or other securities are owned by the Company or its wholly owned Subsidiaries free and clear of any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest (a "Lien") with respect thereto. The Company Disclosure Schedule sets forth a list of all persons deemed to be a Subsidiary of the Company or any of its Subsidiaries within the meaning of the BHCA together with each such entity's jurisdiction of organization.

         SECTION 3.02. Capitalization. The authorized capital stock of the Company consists solely of (a) 400,000,000 shares of Company Common Stock, of which 68,635,656 shares (including 29,778 Restricted Shares) were outstanding as of May 2, 2001; (b) 150,000,000 shares of Class A Common Stock, of which 56,074,874 are outstanding as of the date hereof; and (c) 50,000,000 shares of Company Preferred Stock, none of which are outstanding as of the date hereof. As of May 2, 2001, 2,421,106 shares of Company Common Stock, no shares of Class A Common Stock and no shares of Company Preferred Stock were held in the Company's treasury. As of May 2, 2001, no shares of Company Common Stock or Class A Common Stock were reserved for issuance, except for 8,605,476 shares of the Company Common Stock reserved for issuance in connection with the Company Stock Option Plans and except for 56,074,874 shares of Company Common Stock reserved for issuance upon conversion of Class A Common Stock. All of the issued and outstanding shares of Company Common Stock and Class A Common Stock have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of May 2, 2001, 5,180,806 shares of Company Common Stock were subject to outstanding Options. There are not any bonds, debentures, notes or other indebtedness of the Company or any of its Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on matters on which holders of Company Common Stock may vote ("Voting Debt"). Except as set forth above and except as provided in this Agreement, there are not any options, warrants, rights, scrip, rights to subscribe to, calls, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound (i) obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity interests in, or any security convertible into or exercisable for or exchangeable into any capital stock of, or other equity interest in, the Company or any of its Subsidiaries or any Voting Debt, (ii) obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such option, warrant, right, scrip, call, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of capital stock of, or other equity interests in, the Company or any of its Subsidiaries. Except as set forth in Section 3.02 of the Company Disclosure Schedule, since May 2, 2001, the Company has not (i) issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than shares of Company Common Stock issued upon the exercise, settlement or conversion of Options, outstanding as of such date or (ii) taken any actions which would cause an antidilution adjustment under any outstanding Options. Except as set forth in
Section 3.02 of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire, or to register for sale, any shares of capital stock of, or other equity interests in, the Company or any of its Subsidiaries. Except as set forth in Section 3.02 of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to vote or to dispose of any shares of the capital stock of any of its Subsidiaries.

         SECTION 3.03. Authority; No Violation. (a) The Company has full corporate power and authority to execute and deliver this Agreement and, subject to the adoption of this Agreement by the requisite vote of holders of Company Common Shares and the filing and recordation of appropriate merger documents under applicable law, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly approved by all necessary corporate action and no other corporate proceedings on the part of the Company (other than the Company Stockholder Approval (as defined below) and the filing and recordation of appropriate merger documents as required by the DGCL and the DLLCA) are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Parent and Merger Sub) constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         (b) Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the Merger, nor compliance by the Company with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation, By-laws or other organizational documents of the Company or any of its Subsidiaries or (ii) assuming that the consents and approvals and waiting periods referred to in Section 3.04 are duly obtained or satisfied, violate any statute (including Section 203 of the DGCL), code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, or violate, conflict with, result in a breach of any provision of or the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien (or have any of such results or effects, upon notice or lapse of time, or both) upon any of the respective properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract, permit, concession, franchise, or other instrument, ("Contract") to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties, assets or business activities may be bound or affected.

         (c) The only vote of holders of any class or series of the Company's capital stock necessary to adopt this Agreement and the Merger is the adoption of this Agreement by the holders of a majority of the outstanding Company Common Shares, voting together as a single class (the "Company Stockholder Approval").

         SECTION 3.04. Consents and Approvals. Except for (a) the requisite filings with, notices to and approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the BHCA, (b) the filing of any required applications or notices with the California State Banking Department and Oregon, Washington, Idaho, Nevada, New Mexico and Hawaii banking authorities, (c) the filing with the U.S. Securities and Exchange Commission (the "SEC") of the Proxy Statement in definitive form, (d) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and the DLLCA, (e) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of supranational, federal, state and foreign laws (including, without limitation, securities and insurance laws) relating to the regulation of broker-dealers, futures commission merchants, commodities trading advisors, commodities pool operators, investment advisers and insurance agencies and any applicable domestic or foreign industry self-regulatory organization or stock exchange ("SRO"), and the rules of the New York Stock Exchange (the "NYSE"), (f) the Company Stockholder Approval, (g) the expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") or any consents, authorizations, approvals, filings or exemptions required by any other applicable antitrust law or merger regulation,
(h) such additional consents and approvals set forth in Section 3.04 of the Company Disclosure Schedule, and (i) consents, authorizations, approvals, filings and registrations the failure of which to obtain or make would not be reasonably likely to result, individually or in the aggregate, in a Material Adverse Effect with respect to the Company, no consents, authorizations or approvals of or filings or registrations with any supranational, federal, state, local or foreign court, administrative agency or commission or other governmental or regulatory authority or instrumentality (each a "Governmental Entity") or of or with any other person by or on behalf of the Company, are necessary in connection with the execution and delivery by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby.

         SECTION 3.05. Reports. (a) The Company and each of its Subsidiaries have filed all material reports, registrations, statements and other documents, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1999 with (a) the SEC, (b) any SRO and
(c) any other federal, state, local or foreign governmental or regulatory agency or authority (collectively with the SEC and the SROs, "Regulatory Agencies"), and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of the Company and its Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the Knowledge of the Company, investigation into the business or operations of the Company or any of its Subsidiaries since January 1, 1999.

         (b) Presentation materials and reports prepared by or under the direction of management of the Company and distributed or made available to the members of the Board of Directors of the Company since January 1, 1999 and prior to the date hereof were, taking into account the subject matter and purpose thereof, complete and accurate in all material respects and, except to the extent superseded by materials made available to the directors of the Company prior to the date hereof, did not contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made (and other information generally available to the directors), not misleading.

         SECTION 3.06. Financial Statements. The Company has previously made available to Parent copies of (a) the consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1999 and December 31, 2000, (b) the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1998 through 2000, inclusive, as reported in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case accompanied by the audit report of the Company's independent public accountants, and (c) the unaudited consolidated balance sheets of the Company at March 31, 2000 and March 31, 2001 and related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three month periods then ended to be included in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001. The financial statements referred to in the preceding sentence (including the related notes, where applicable) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth, and any financial statements filed by the Company with the SEC under the Exchange Act after the date of this Agreement (including the related notes, where applicable) will fairly present in all material respects (including the related notes, where applicable) (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply (and, in the case of the financial statements filed after the date of this Agreement, will comply) in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared (and, in the case of the financial statements filed after the date of this Agreement, will be prepared) in all material respects in accordance with United States generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the SEC.

         SECTION 3.07. Company Action. (a) The Special Committee (i) has been duly authorized and constituted and (ii) at a meeting duly called and held has
(A) determined that this Agreement and the Merger are fair to, and in the best interests of, the Company and the holders of Company Common Stock and (B) recommended that this Agreement and the transactions contemplated hereby should be approved and adopted by the Board of Directors of the Company and that the Board of Directors of the Company recommend that the holders of Company Common Stock adopt this Agreement.

         (b) The Board of Directors of the Company (at a meeting duly called and held) has by the requisite vote of directors under the DGCL, the Standstill Agreement and the Company's Certificate of Incorporation and By-Laws (i) approved and declared advisable this Agreement, the Merger and the other transactions contemplated hereby, and (ii) subject to Sections 6.01(a) and 6.04 hereof, resolved to recommend that the holders of Company Common Stock adopt this Agreement.

         SECTION 3.08. Opinion of Financial Advisor. The Special Committee and the Board of Directors of the Company have received the opinion, dated as of the date hereof, of Goldman, Sachs & Co. (the "Special Committee Financial Advisor"), to the effect that, as of the date thereof, and subject to the matters set forth therein, the Merger Consideration is fair to the holders of the Company Common Stock from a financial point of view.

         SECTION 3.09. Broker's Fees. Neither the Company nor any of its Subsidiaries nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or the other transactions contemplated hereby, except that the Company has retained the Special Committee Financial Advisor, pursuant to compensation arrangements which have been disclosed in writing to Parent prior to the date of this Agreement.

         SECTION 3.10. Absence of Certain Changes or Events. (a) Except as disclosed in the Company Reports (as defined in Section 3.14) filed prior to the date of this Agreement, since December 31, 2000, no event has occurred and no fact or circumstance has come to exist or come to be known which, directly or indirectly, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Article III or otherwise), has had, or is reasonably likely to have, a Material Adverse Effect with respect to the Company.

         (b) As of the date of this Agreement, except as disclosed in the Company Reports filed prior to the date hereof or as set forth in Section 3.10 of the Company Disclosure Schedule, since December 31, 2000, the Company and its Subsidiaries have carried on their respective businesses in the ordinary and usual course consistent with their past practices (excluding the incurrence of fees and expenses of professional advisors related to this Agreement and the transactions contemplated hereby) and, except insofar as required by a change in GAAP or applicable regulatory accounting, there has not been any material change in accounting methods, principles or practices by the Company or any of its Subsidiaries.

         SECTION 3.11. Legal Proceedings. (a) Except as disclosed in Company Reports filed prior to the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the Knowledge of the Company, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature ("Claims and Proceedings") (i) against the Company or, to the Knowledge of the Company, any of its Subsidiaries or (ii) as of May 6, 2001, for which, to the Knowledge of the Company, the Company or any of its Subsidiaries has a material obligation to indemnify any person.

         (b) There is no injunction, order, judgment or decree imposed upon the Company or, to the Knowledge of the Company, any of its Subsidiaries or the assets of the Company or any of its Subsidiaries.

         SECTION 3.12. Tax Matters. (a) The Company and each of its Subsidiaries has duly filed all Tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, and such returns and reports are true, correct and complete in all material respects. The Company and each of its Subsidiaries have paid (or the Company has paid on their behalf) all Taxes that are shown as due on such filed returns and have made provision in their financial statements (in accordance with GAAP) for all Taxes for current periods for which the Company or any of its Subsidiaries has not yet filed Tax returns.

         (b) As used in this Agreement, the term "Taxes" includes all federal, state, local and foreign income, franchise, property, sales, use, excise and other taxes, including, without limitation, obligations for withholding Taxes from payments due or made to any other person and any interest, penalties or additions to tax.

         SECTION 3.13. Employee Benefit Plans; ERISA. (a) Except as set forth in
Section 3.13(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries maintain or contribute to, or have any obligation to contribute to, or have any liability, direct or indirect, contingent or otherwise (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar agreement) with respect to, any material employment, consulting, severance pay, termination pay, retirement, deferred compensation, retention or change in control plan, program, arrangement, agreement or commitment, or an executive compensation, incentive bonus or other bonus, pension, stock option, restricted stock or equity-based, profit sharing, savings, life, health, disability, accident, medical, insurance, vacation, or other employee benefit plan, program, arrangement, agreement, fund or commitment, including any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") providing benefits to any current or former employee, consultant or director of the Company or any of its Subsidiaries or any current or former employee, consultant or director of any entity with respect to which the Company or its Subsidiaries is a successor (including, without limitation, (i) any written promise or commitment, whether legally binding or not, to create any new or modify any existing Company Benefit Plan that would reasonably be expected to materially increase the benefits provided to any employee or former employee, consultant or director of the Company or any Subsidiary thereof, and (ii) any obligation to provide health, life insurance, or death benefits with respect to current or former employees, consultants or directors of the Company or any of its Subsidiaries beyond their termination of employment or service) (collectively the "Company Benefit Plans"). True and complete copies of each Company Benefit Plan, including, but not limited to, any trust instruments and/or insurance contracts, if any, forming a part thereof, all amendments thereto and the most recent determination letters issued by the Internal Revenue Service, all government and regulatory approvals received from any foreign Regulatory Agency, the most recent summary plan descriptions (including any material modifications) and the most recent audited financial reports for any funded Company Benefit Plan have been supplied or made available to Parent, including by way of documents filed with the SEC.

         (b) Except as set forth in Section 3.13(b) of the Company Disclosure Schedule, with respect to each Company Benefit Plan that is not a multiemployer plan (within the meaning of Section 3(2) of ERISA): (i) if intended to qualify under Section 401(a), 401(k) or 403(a) of the Code such plan has received a favorable determination letter from the Internal Revenue Service, and the Company is not aware of any circumstances likely to result in revocation of such favorable determination or such qualification; (ii) it has been operated and administered in all material respects in compliance with its terms and all applicable laws and regulations (including but not limited to ERISA, the Code and any relevant foreign laws and regulations); (iii) there are no material pending or, to the Knowledge of the Company, threatened claims against, by or on behalf of any Company Benefit Plans (other than routine claims for benefits); and (iv) all contributions, premiums and expenses to or in respect of such Company Benefit Plan have been timely paid in full or, to the extent not yet due, have been accrued on the Company's consolidated financial statements, except for any failures to make or accrue such contributions, premiums and expenses that, individually or in the aggregate, would not reasonably be expected to result in any material liability to the Company.

         (c) With respect to each Company Benefit Plan, neither the Company nor any of its Subsidiaries has incurred or reasonably expects to incur, either directly or by reason of their affiliation with any "ERISA Affiliate" (defined as any organization which is a member of a controlled group of organizations with the Company within the meaning of Sections 414(b), (c), (m) or (o) of the
Code), any material liability under Title IV of ERISA, and neither the Company nor any of its Subsidiaries has incurred or reasonably expects to incur, either directly or by reason of their affiliation with any ERISA Affiliate, any material liability under Sections 412 or 4971 of the Code.

         (d) With respect to each "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA), no such plan is a "multiemployer plan" (within the meaning of Section 3(37) of ERISA) or a "multiple employer plan" (within the meaning of Section 413(c) of the Code).

         (e) Except as set forth in Section 3.13(e) of the Company Disclosure Schedule, the consummation of the transactions contemplated hereby, either alone or in combination with another event (whether contingent or otherwise), will not
(i) entitle any current or former employee, consultant or director of the Company or any Subsidiary or any group of such employees, consultants or directors to any payment; (ii) increase the amount of compensation due to any such employee, consultant or director; (iii) accelerate the vesting or funding of any compensation, stock incentive or other benefit; or (iv) be reasonably expected to result in the payment of any "parachute payment" under Section 280G of the Code (whether or not such payment is considered to be reasonable compensation for services rendered), except for any such parachute payments that are not reasonably expected to result in any material liability to the Company or in a loss of a material deduction in respect of such payments.

         (f) Except as set forth in Section 3.13(f) of the Company Disclosure Schedule, to the Knowledge of the Company, no Company Benefit Plan, or Company or any Subsidiary, is under audit or is the subject of an audit or investigation by the IRS, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation (the "PBGC") or any other federal or state governmental agency, nor is any such audit or investigation pending or threatened.

         (g) Except as set forth in Section 3.13(g) of the Company Disclosure Schedule, neither the Company nor any Subsidiary maintains any plan, program or arrangement or is a party to any contract that provides any benefits or provides for payments to any person in, based on or measured by the value of, any equity security of, or interest in, the Company or any Subsidiary.

         SECTION 3.14. SEC Reports. No final registration statement, prospectus, report, schedule or definitive proxy statement filed since January 1, 1999 by the Company or any of its Subsidiaries with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act (the "Company Reports"), or communication mailed by the Company to its stockholders since January 1, 1999, as of the date of filing or mailing, as the case may be, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date (but filed before the date hereof) shall be deemed to modify information as of an earlier date. As of their respective dates, all Company Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.

         SECTION 3.15. Licenses; Compliance with Applicable Law. The Company and each of its Subsidiaries hold all licenses, franchises, permits and authorizations which are material to the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in material default under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to the Company or any of its Subsidiaries, and, except as disclosed in the Company Reports filed prior to the date of this Agreement, neither the Company nor any of its Subsidiaries has Knowledge of, or has received notice of, any violations of any of the above.

         SECTION 3.16. Certain Contracts. Except as set forth in Section 3.16 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by any Contract (a) as of the date hereof, with respect to the employment, termination or compensation of any directors, executive officers, key employees or material consultants (other than oral contracts of employment at will which may be terminated without penalty and other than those contracts which do not and, insofar as reasonably can be expected, in the future will not, have a Material Adverse Effect with respect to the Company), (b) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) that has not been filed with or incorporated by reference in the Company Reports or (c) which contains any material non-compete or exclusivity provisions with respect to any business or geographic area in which the Company or any of its affiliates conducts business or which restricts the conduct of any business by the Company or any of its affiliates in any geographic area or requires exclusive referrals of any business. The Company has previously made available to Parent true and correct copies of all employment, termination and compensation agreements (including deferred compensation) with executive officers, key employees or material consultants which are in writing and to which the Company or any of its Subsidiaries is a party. Each contract, arrangement, commitment or understanding of the type described in this Section 3.16, whether or not set forth in Section 3.16 of the Company Disclosure Schedule, is referred to herein as a "Company Contract", and neither the Company nor any of its Subsidiaries has Knowledge of, or has received notice of, any violation of any Company Contract by any of the other parties thereto.

         SECTION 3.17. Agreements with Regulatory Agencies. Except as set forth in Section 3.17 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is subject to any cease-and-desist order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from or has adopted any board resolutions at the request of, any Regulatory Agency or other Governmental Entity, that materially restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business (each, whether or not set forth in the Company Disclosure Schedule, a "Company Regulatory Agreement"), nor has the Company or any of its Subsidiaries been advised since January 1, 1999 by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any such Company Regulatory Agreement.

         SECTION 3.18. Undisclosed Liabilities. Except for those liabilities that are fully reflected or reserved against in the financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 or in the unaudited financial statements referred to in clause (c) of
Section 3.06, liabilities identified in Section 3.18 of the Company Disclosure Schedule and liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2000, neither the Company nor any of its Subsidiaries has incurred any liability of any nature required by GAAP to be reflected in a balance sheet prepared in accordance with GAAP.

         SECTION 3.19. Environmental Matters. Except as set forth in Section
3.19 of the Company Disclosure Schedule or in the Company Reports filed prior to the date of this Agreement, there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that are reasonably likely to result in the imposition, on the Company or any of its Subsidiaries of any liability or obligation arising under common law standards relating to environmental protections, human health or safety, or under any local, state or federal environmental statute, regulation or ordinance, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (collectively, the "Environmental Laws"), pending or, to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries. To the Knowledge of the Company, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation. To the Knowledge of the Company, during or prior to the period of (i) its or any of its Subsidiaries' ownership or operation of any of their respective properties, (ii) its or any of its Subsidiaries' participation in the management of any property, or (iii) its or any of its Subsidiaries' holding of a security interest or other interest in any property, there were no releases or threatened release of hazardous, toxic, radioactive or dangerous materials or other materials regulated under Environmental Laws in, on, under or affecting any such property. Neither the Company nor any of its Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Entity or third party imposing any material liability or obligation pursuant to or under any Environmental Law.

         SECTION 3.20. Transactions with Affiliates. Except as disclosed in the Company Reports filed prior to the date hereof, during the year ended December 31, 2000 there were no transactions, agreements or arrangements between the Company or any of its Subsidiaries, on the one hand, and the Company's affiliates (other than Subsidiaries of the Company and Parent or persons that are also Subsidiaries or affiliates of Parent) or other persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act. Since January 1, 2001 through the date hereof, there have been no such transactions, agreements or arrangements except in amounts and of types consistent with those that occurred during 2000.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Except as disclosed in the Parent Disclosure Schedule, Parent represents and warrants to the Company that:

         SECTION 4.01. Corporate Organization. Parent is a societe anonyme or limited liability banking corporation duly organized and validly existing under the laws of the Republic of France. Merger Sub is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and all of the outstanding Merger Sub Units are owned directly or indirectly by Parent. Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby, will conduct its operations only as contemplated hereby and will engage in no other business activities other than activities conducted in furtherance of the transactions contemplated hereby; provided, however, that Merger Sub may incur indebtedness that does not contravene any other provision hereof, including Section 4.04. Parent has the requisite power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business (to the extent the concept of "qualification to do business" exists) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. Merger Sub has the limited liability company power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

         SECTION 4.02. Authority; No Violation. (a) Parent has full corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated hereby. Merger Sub has full limited liability company power and authority to enter into and deliver this Agreement and to consummate the Merger and the other transactions contemplated hereby.

         (b) The consummation of the Merger and the other transactions contemplated hereby has been duly and validly approved by a duly authorized committee of the Board of Directors of Parent, and by the holder of all of the outstanding Merger Sub Units. No other corporate proceedings on the part of Parent and no vote of Parent's stockholders are necessary to consummate the transactions contemplated hereby.

         (c) The execution and delivery of this Agreement by Parent and Merger Sub has been duly and validly authorized in accordance with applicable law and duly and validly approved by all necessary action and no other proceedings on the part of Parent or Merger Sub are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and (assuming due authorization, execution and delivery by the Company) constitutes a valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms.

         (d) Neither the execution and delivery of this Agreement by Parent or Merger Sub, nor the consummation by Parent or Merger Sub of the Merger, nor compliance by Parent or Merger Sub with any of the terms or provisions hereof, will (i) violate any applicable law or the memorandum and articles of association, certificate of incorporation, bylaws or other organizational documents of Parent or Merger Sub, as applicable, or (ii) assuming that the consents and approvals and waiting periods referred to in Section 4.03 are duly obtained or satisfied, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent, Merger Sub or any of their respective Subsidiaries or any of their respective properties or assets, or violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien (or have any of such results upon notice, or lapse of time or both) upon any of the respective properties or assets of Parent, Merger Sub or any of their respective Subsidiaries under, any of the terms, conditions or provisions of any Contract to which Parent, Merger Sub or any of their respective Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

         SECTION 4.03. Consents and Approvals. Except for (a) the requisite filings with, notices to and approval of the Federal Reserve Board under the BHCA, (b) the filing of any required applications or notices with the California State Banking Department and Oregon, Washington, Idaho, Nevada, New Mexico and Hawaii banking authorities, (c) the filing with the SEC of the Proxy Statement in definitive form, (d) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and the DLLCA,
(e) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of supranational, federal, state, local and foreign laws (including, without limitation, securities and insurance laws) relating to the regulation of broker-dealers, investment advisers and insurance agencies and any applicable SRO, and the rules of the NYSE and the ParisBourseSBF S.A., (f) the Company Stockholder Approval, (g) the expiration of any applicable waiting period under the HSR Act or any consents, authorizations, approvals, filings or exemptions required by any other applicable antitrust law or merger regulation, (h) such additional consents and approvals set forth in
Section 4.03 of the Parent Disclosure Schedule, and (i) consents, authorizations, approvals, filings and registrations the failure of which to obtain or make would not be reasonably likely to result, individually or in the aggregate, in a Material Adverse Effect with respect to Parent, no consents, authorizations or approvals of or filings or registrations with any Governmental Entity or, of or with any other person by or on behalf of Parent or Merger Sub, are necessary in connection with the execution and delivery by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Merger.

         SECTION 4.04. Financing. Parent has or has access to, and will make available to Merger Sub on or prior to the Closing Date, all the funds necessary to perform its obligations under this Agreement, including consummating the transactions contemplated by this Agreement on the terms contemplated hereby and paying of all of its fees and expenses relating to such transactions.

         SECTION 4.05. Litigation; Regulatory Action. (a) No litigation, claim or other proceeding before any court or governmental agency is pending against Parent or, to its Knowledge, any of its Subsidiaries and, to its Knowledge, no such litigation, claim or other proceeding has been threatened, in each case that would or would reasonably be expected to have a Material Adverse Effect on Parent.

         (b) Neither Parent nor, to its Knowledge, any of its Subsidiaries or properties, is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter of similar submission to, or extraordinary supervisory letter from or has adopted any board resolutions at the request of, any Regulatory Agency or other Governmental Entity (each a "Parent Regulatory Agreement").

         (c) Neither Parent nor, to its Knowledge, any of its Subsidiaries, has been advised by any Regulatory Agency that such Regulatory Agency or any other Governmental Agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such Parent Regulatory Agreement.

         SECTION 4.06. Absence of Certain Changes. Except as disclosed in writing to the Company prior to the date hereof, since December 31, 2000, (i) Parent and its Subsidiaries have carried on their respective businesses in the ordinary and usual course consistent with past practice and (ii) no event has occurred and no fact or circumstance has come to exist or come to be known which, directly or indirectly, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Article IV or otherwise), has had, or is reasonably expected to have a Material Adverse Effect with respect to Parent.

                                   ARTICLE V
                     CONDUCT OF BUSINESS PENDING THE MERGER

         SECTION 5.01. Conduct of Business Prior to the Effective Time. During the period from and including the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement, the Company shall, and shall cause its Subsidiaries to, (a) conduct their business only in the usual, regular and ordinary course consistent with past practice, (b) use commercially reasonable best efforts to maintain and preserve intact their business organization, employees and advantageous business relationships and retain the services of their key officers and key employees, (c) take no intentional action which would adversely affect or delay in any material respect the ability of Parent, Merger Sub or the Company to obtain any Requisite Regulatory Approvals and (d) use commercially reasonable best efforts to obtain any third party approvals that are necessary or appropriate for the Surviving Corporation to conduct the business of the Company and its Subsidiaries as currently conducted following the Effective Time.

         SECTION 5.02. Forbearances of the Company. During the period from the date of this Agreement to the Effective Time, except as set forth in Section
5.02 of the Company Disclosure Schedule or except as expressly contemplated or permitted by this Agreement, the Company shall not, and shall cause its Subsidiaries not to, without the prior written consent of Parent (which, except in the case of clause (b), shall not be unreasonably withheld or delayed):

         (a) other than in the ordinary course of business consistent with past practice, incur (i) any long-term indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the long-term indebtedness of any other person (other than deposits and similar liabilities, indebtedness of the Company's Subsidiaries to the Company or any of its wholly owned Subsidiaries and indebtedness under existing lines of credit and renewals or extensions thereof), or (ii) any capital expenditures, obligations or liabilities;

         (b) (i) adjust, split, combine or reclassify any capital stock; (ii) make, declare or pay any dividend (except (A) regular annual or quarterly cash dividends (with record and payment dates consistent with past practice) at a rate not in excess of $0.19 per Company Common Share per quarter and (B) dividends paid in the ordinary course of business by any wholly owned Subsidiary of the Company) or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock; (iii) grant any additional Options or Restricted Shares or grant any person any right to acquire any shares of its capital stock or any right the value of which is based on the value of shares of its capital stock, (iv) issue any additional shares of capital stock, other than with respect to the exercise, conversion or settlement of Options or Restricted Shares granted prior to the date hereof pursuant to the Company Stock Plans and issuances by a wholly owned Subsidiary of the Company of its capital stock to the Company; or (v) enter into any agreement, understanding or arrangement with respect to the voting of its capital stock;

         (c) sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets, including, without limitation, capital stock in any Significant Subsidiaries of the Company, to any person other than a direct or indirect wholly owned Subsidiary, or cancel or release any material indebtedness to any such person or any claims held by any such person, except
(i) internal reorganizations, liquidations or consolidations involving existing Subsidiaries of the Company, (ii) subject to Section 6.02(c), as may be required by law to consummate the transactions contemplated hereby, (iii) other activities in the ordinary course of business consistent with past practice or
(iv) pursuant to contracts or agreements in force at the date of this Agreement;

         (d) except for transactions in the ordinary course of business consistent with past practice, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation, limited partnership or other entity other than a wholly owned Subsidiary; provided, however, that the foregoing shall not prohibit (A) internal reorganizations, liquidations or consolidations involving existing Subsidiaries or (B) foreclosures and other debt-previously-contracted acquisitions in the ordinary course of business;

         (e) except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any material lease, contract or agreement, or make any material change in any of its material leases, contracts or agreements, other than renewals of leases, contracts or agreements without material changes of terms;

         (f) other than in the ordinary course of business consistent with past practice or as required by law or contracts in effect as of the date hereof set forth in Section 3.13 or Section 5.02 of the Company Disclosure Schedule, increase in any manner the wages, salaries, compensation, pension or other fringe benefits or perquisites of any current or former employees, consultants or directors of the Company or any of its Subsidiaries, or vest, fund or pay any pension or retirement allowance other than as required by any existing Company Benefit Plans disclosed in the Company Disclosure Schedule to any such current or former employees, consultants or directors or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment, severance, consulting, retention, change in control, termination, deferred compensation or incentive pay agreement with or for the benefit of any current or former employee, consultant or director or, except as expressly contemplated by this Agreement, accelerate the vesting, funding or payment of any compensation payment or benefit (except pursuant to the mandatory terms of existing plans or agreements disclosed on the Company Disclosure Schedule);

         (g) settle any material claim, action or proceeding involving money damages or waive or release any material rights or claims, except in the ordinary course of business consistent with past practice;

         (h) change its methods of accounting in effect at December 31, 2000, except as required by changes in GAAP, or change any of its methods of reporting material items of income and deductions for Tax purposes from those employed in the preparation of the Tax returns of the Company for the taxable years ending December 31, 2000 and 1999, except as required by changes in law or regulation or as set forth in the Company Disclosure Schedule;

         (i) adopt or implement any amendment to its articles or certificate of incorporation, articles of association, bylaws (or similar documents) or any plan of consolidation, merger or reorganization other than in accordance with the provisions of this Agreement;

         (j) take any intentional action that is intended or may reasonably be expected to result in any of the conditions to the Merger set forth in Article VII not being satisfied, except, in every case, as may be required by applicable law, regulation or safe and sound banking practices; or

         (k) agree to, or make any commitment to, take any of the actions prohibited by this Section 5.02.

         SECTION 5.03. Covenants of Parent. During the period from and including the date of this Agreement to the Effective Time, except as expressly contemplated by this Agreement, Parent shall, and shall cause its Subsidiaries to, (a) not take, or agree to, or make any commitment to take, any action, without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), that is intended or may reasonably be expected to result in any of the conditions to the Merger set forth in Article VII not being satisfied, except, in every case, as may be required by applicable law, regulation or safe and sound banking practices, (b) take no intentional action which would adversely affect or delay in any material respect, the ability of Parent, Merger Sub or the Company to obtain any Requisite Regulatory Approval and (c) use its reasonable best efforts to obtain any third party approvals that are necessary or appropriate for the Surviving Corporation to conduct the business of the Company and its Subsidiaries as currently conducted following the Effective Time.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

         SECTION 6.01. Stockholders' Meeting. (a) Subject to the provisions of
Section 6.04 and Section 8.01, the Company shall, consistent with applicable law, call and hold a meeting of its stockholders (the "Company Meeting") as promptly as practicable following the date hereof for the purpose of voting upon the adoption of this Agreement. The Company, through its Board of Directors, shall recommend to its stockholders adoption of this Agreement, which recommendation shall be contained in the Proxy Statement (as defined below); provided, however, that the Board of Directors of the Company (acting upon the recommendation of the Special Committee) may withdraw, modify or change its recommendation to the stockholders of the Company if the Board of Directors of the Company (acting upon the recommendation of the Special Committee) determines in good faith, following consultation with its outside counsel as to legal matters, that failure to do so would be reasonably likely to constitute or result in a breach of its fiduciary duties under applicable law. The Company shall use reasonable best efforts to solicit from the holders of shares of Company Common Stock proxies in favor of the adoption of this Agreement, and shall take all other action reasonably necessary or advisable to secure the vote or consent of such holders required by the DGCL unless the Board of Directors of the Company (acting upon the recommendation of the Special Committee) has withdrawn, modified or changed its recommendation in accordance with the immediately preceding sentence.

         (b) Parent shall, and shall cause its Subsidiaries, to vote (or consent with respect to) any shares of Company Common Stock and Class A Common Stock beneficially owned by it, or with respect to which it has the power (by agreement, proxy or otherwise) to vote or cause to be voted (or to provide a consent), in favor of the adoption of this Agreement at any meeting of the stockholders of the Company at which this Agreement shall be submitted for adoption and at all adjournments or postponements thereof (or, if applicable, by any action of the stockholders of the Company by consent in lieu of a meeting); provided, however, that nothing in this Agreement shall be deemed to require Parent or any of its Subsidiaries to take any action inconsistent with its obligations in a fiduciary or similar capacity with respect to Fiduciary Shares.

         (c) The foregoing provisions of this Section 6.01 apply to the members of the Board of Directors of the Company in their capacities as such and not in any other capacity.

         SECTION 6.02. Regulatory Matters. (a) Parent, Merger Sub and the Company shall cooperate in preparing, and the Company shall, as soon as practicable, file (after providing Parent and Merger Sub with a reasonable opportunity to review and comment thereon) preliminary proxy materials (including, without limitation, a Schedule 13E-3 filing, if required to be filed under the Exchange Act) relating to the Company Meeting (together with any amendments thereof or supplements thereto, the "Proxy Statement") with the SEC and shall use its commercially reasonable efforts to respond to any comments of the SEC (after providing Parent and Merger Sub with a reasonable opportunity to review and comment thereon) and to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after responding to all such comments to the satisfaction of the SEC staff. The Company shall notify Parent and Merger Sub promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement or for additional information and shall supply Parent and Merger Sub with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement or the transactions contemplated hereby. The Company will cause the Proxy Statement (other than portions relating to Parent or Merger Sub) to comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder applicable to the Proxy Statement and the solicitation of proxies for the Company Meeting (including any requirement to amend or supplement the Proxy Statement). Merger Sub and Parent shall cooperate with the Company in the preparation of the Proxy Statement. Parent and Merger Sub will cause those portions of the Proxy Statement relating to Parent and Merger Sub to comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder applicable to the Proxy Statement. Without limiting the generality of the foregoing, each party shall furnish to the other such information relating to it and its affiliates and the transactions contemplated hereby and such further and supplemental information as may be reasonably requested by the other party and shall promptly notify the other party of any change in such information. Each of the Company, Parent and Merger Sub agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the Company Meeting, contain (i) any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any statement which, at the time and in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. If at any time prior to the Company Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its stockholders such an amendment or supplement; provided, that no such amendment or supplement to the Proxy Statement will be made by the Company without providing Parent and Merger Sub a reasonable opportunity to review and comment thereon.

         (b) Subject to Section 6.01(a) hereof and without limiting its rights under Section 8.01(h) hereof, the Company shall include in the Proxy Statement the recommendation of the Company's Board of Directors that the stockholders of the Company adopt this Agreement.

         (c) The parties hereto shall cooperate with each other and use their commercially reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated hereby, and to comply fully with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities; provided that Parent and Merger Sub shall not be obligated to agree to any Burdensome Condition (as defined below). Parent, the Company and Merger Sub shall, to the extent practicable, consult each other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Company, Merger Sub or Parent, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated hereby. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated hereby and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby. For purposes of this Agreement, "Burdensome Condition" means any conditions, restrictions or requirements which the Board of Directors of Parent reasonably determines would, individually or in the aggregate, (a) reduce the benefits of the Merger to such a degree that Parent would not have entered into this Agreement had such conditions, restrictions or requirements been known at the date hereof or (b) have, or would reasonably be expected to have, a material and adverse effect on the Surviving Corporation following the Effective Time.

         (d) Parent, Merger Sub and the Company shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Parent, Merger Sub, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated hereby.

         SECTION 6.03. Access to Information; Confidentiality. (a) From the date hereof to the Effective Time, the Company shall (and shall cause each of its Subsidiaries to) provide to Parent and Merger Sub (and their respective officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, "Representatives") (i) reasonable access, during normal business hours and in a manner so as to not unduly interfere with the Company's business, to all properties, offices and other facilities, information, books, records and documents which Parent or Merger Sub may reasonably request regarding the business, properties, contracts, assets, liabilities, employees and other aspects of the Company or its Subsidiaries and
(ii) reasonable access at reasonable times upon prior notice to the officers, employees and agents of the Company and its Subsidiaries.

         (b) Notwithstanding any other provision in this Agreement, the Company and its Subsidiaries shall not be required to provide access to or disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize the attorney-client privilege of the entity in control or possession of such information or contravene any law, rule, regulation, order, judgment or decree, or any binding agreement entered into prior to the date of this Agreement. In any such event the parties will make appropriate substitute disclosure arrangements to the extent possible in the circumstances.

         (c) No investigation by any party, whether prior to the execution of this Agreement or pursuant to this Section 6.03, shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

         (d) For a period of two years from the date hereof, Parent shall, and shall cause its Subsidiaries and its and their respective Representatives, to keep confidential any and all Confidential Information furnished by or on behalf of the Company or any of its Subsidiaries pursuant to this Agreement. "Confidential Information" means any information furnished pursuant to this Agreement, regardless of the form in which such information is communicated or maintained, and all notes, reports, analyses, compilations, studies, files or other documents or material, whether prepared by the Company, Parent, Merger Sub or others, which are based on, contain or otherwise reflect such information; provided, that "Confidential Information" does not include information that (i) is or becomes available to the public, other than as a result of a disclosure in breach of this Section 6.03, (ii) was available, or has become available, to Parent, Merger Sub or any of their respective Representatives, on a non-confidential basis from a source other than the Company or its Representatives; provided, that such source was not, to the Knowledge of Parent or Merger Sub or such Representatives, prohibited from disclosing such information by a legal, contractual or fiduciary obligation owed to the Company, or (iii) Parent or Merger Sub or any of their respective Representatives independently developed without reference to Confidential Information.

         (e) Notwithstanding anything in this Agreement to the contrary, in the event that any party to this Agreement is legally required pursuant to applicable law or regulation or regulatory, legal or judicial process (including interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process), to disclose Confidential Information, such party will provide the other parties with prompt notice of such event so that the other parties may seek a protective order or other appropriate remedy or waive compliance with Section 6.03(d). In the event any party determines to seek such protective order or other remedy, the other parties will cooperate with such party in seeking such protective order or other remedy. In the event that such protective order or other remedy is not obtained and disclosure of Confidential Information is required, or a party grants a waiver hereunder, Parent or Merger Sub, or any of their respective Representatives, as the case may be, (i) may, without liability hereunder furnish that portion (and only that portion) of the Confidential Information which it is legally required to disclose and (ii) will exercise its commercially reasonable best efforts to have confidential treatment accorded any Confidential Information so furnished.

         SECTION 6.04. Other Offers. The Company and its Subsidiaries will not, directly or indirectly, and will use their reasonable best efforts to cause their Representatives not to (a) take any action to solicit, initiate or knowingly encourage any Acquisition Proposal (as defined below) or (b) engage in negotiations with, or disclose any nonpublic information relating to the Company or any of its Subsidiaries or afford access to the properties, books or records of the Company or any of its Subsidiaries to, any person that may, to the Company's Knowledge, be considering making, or has made, an Acquisition Proposal; provided that the Company may, in response to an unsolicited bona fide written proposal from a third party regarding an Acquisition Proposal, engage in the activities specified in clause (b) of this Section 6.04, if (i) following consultation with outside counsel, the Board of Directors of the Company (acting upon the recommendation of the Special Committee) determines in good faith that failure to do so would be reasonably likely to constitute or result in a breach of its fiduciary duties under applicable law, (ii) following consultation with the Special Committee Financial Advisor, the Board of Directors of the Company (acting upon the recommendation of the Special Committee) determines in good faith that such Acquisition Proposal constitutes or has a reasonable likelihood of resulting in a Superior Proposal, and (iii) the Company has received from such third party an executed confidentiality agreement with terms not materially less favorable to the Company than those contained in Section 6.03. The Company will as promptly as practicable (and in no event later than one business day after the relevant event) notify Parent in writing (which notice shall identify the person making the Acquisition Proposal or request for information and set forth the material terms thereof) after having received any Acquisition Proposal, or request for nonpublic information relating to the Company or any of its Subsidiaries or for access to the properties, books or records of the Company or any of its Subsidiaries by any person who is, to the Company's Knowledge, considering making or has made an Acquisition Proposal. The Company will keep Parent currently informed of the status and material developments and terms of any such Acquisition Proposal or request and any related material discussions or negotiations. The Company and its Subsidiaries shall, and shall use their reasonable best efforts to cause their respective Representatives to, cease immediately and cause to be terminated all activities, discussions or negotiations, if any, with any persons conducted heretofore with respect to any Acquisition Proposal. Nothing in this Section 6.04 shall prohibit the Company, its Board of Directors or the Special Committee from taking and disclosing to the stockholders of the Company a position with respect to an Acquisition Proposal by a third party to the extent required under the Exchange Act or from making such disclosure to the stockholders of the Company which, after consultation with outside counsel of the Company, the Special Committee (or the Board of Directors of the Company acting upon the recommendation of the Special Committee) determines is required under applicable law; provided that nothing in this sentence shall affect the obligations of the Company, its Board of Directors or the Special Committee under any other provision of this Agreement. For purposes of this Agreement, "Acquisition Proposal" means any offer or proposal (other than an offer or proposal by or on behalf of Parent or its affiliates) for, or any indication of interest in (w) a merger or consolidation, or any similar transaction, involving the Company or any Significant Subsidiary of the Company, (x) a purchase, lease or other acquisition or assumption of all or substantially all of the assets of the Company or all or substantially all of the assets or deposits of any Significant Subsidiary of the Company, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange, tender offer or otherwise) of beneficial ownership (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of securities representing 25% or more of the voting power of the Company or 25% or more of the voting power of any Significant Subsidiary of the Company, or (z) any substantially similar transaction.

         SECTION 6.05. Indemnification and Insurance. (a) The Surviving Corporation shall, for six years from and after the Effective Time, maintain in effect the indemnification, expense advancement and exculpation obligations set forth in the Company's or any Subsidiary's Certificate of Incorporation and the Company's By-Laws, as amended, or other organizational documents, in each case as of the date of this Agreement as continuing obligations of the Surviving Corporation and such provisions shall not be amended, repealed or otherwise modified during such period in any manner that would adversely affect the rights thereunder of the individuals who on or at any time prior to the Effective Time were entitled to rights thereunder with respect to matters occurring prior to the Effective Time. In addition, Merger Sub and the Company agree that the indemnification and advancement obligations of the Company or any Subsidiary as set forth in indemnification agreements to which it is a party shall be continuing obligations of the Surviving Corporation or such Subsidiary, as applicable, and shall not be amended, repealed or otherwise modified after the Effective Time, except as permitted by the terms and provisions of those agreements.

         (b) The Surviving Corporation and the Company shall maintain in effect, for six years from and after the Effective Time, directors' and officers' liability insurance policies covering the persons who are currently covered in their capacities as directors and officers (the "Covered Parties") by the Company's current directors' and officers' policies and on terms not materially less favorable than the existing insurance coverage with respect to matters occurring at or prior to the Effective Time; provided, however, in the event the annual premium for such coverage exceeds an amount equal to 225% of the last annual premium paid immediately prior to the date hereof by the Company for such coverage, the Surviving Corporation shall obtain as much comparable insurance as possible for an annual premium equal to 225% of the last annual premium paid immediately prior to the date hereof by the Company. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid policies have been obtained by the Company prior to the Closing for purposes of this Section 6.05, which policies provide such directors and officers with coverage for an aggregate period of six years with respect to claims arising from facts or events that occurred on or before the Effective Time, including, without limitation, in respect of the transactions contemplated by this Agreement; provided, that the Company shall not purchase any such policies if the cost thereof would exceed the amount specified in the preceding sentence and shall consult with Parent prior to purchasing any such policy in order to determine the most cost-effective and efficient means of obtaining such coverage. If such prepaid policies have been obtained by the Company prior to the Closing, Parent shall and shall cause the Surviving Corporation to maintain such policies in full force and effect, and continue to honor the Company's obligations thereunder. If the Surviving Corporation or any of its successors and assigns (i) consolidates with or merges with or into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this
Section 6.05.

         (c) In addition to, and not in lieu of the foregoing, Merger Sub agrees that Surviving Corporation shall indemnify, defend (with mutually acceptable counsel) and hold harmless all current and former officers and directors of the Company and its Subsidiaries (the "Indemnified Parties") to the fullest extent permitted by the DGCL, as amended from time to time, from and against all liabilities (including amounts paid in settlement; provided the Surviving Corporation has approved such settlement), costs, expenses and claims (including without limitation reasonable legal fees and disbursements, which shall be paid, reimbursed or advanced by the Surviving Corporation in advance of the final disposition thereof arising out of actions taken prior to the Effective Time in performance of their duties as directors or officers of the Company or any Subsidiary; provided, however, that the Surviving Corporation's obligations to the Indemnified Parties under this Section 6.05(c) shall not be effective until consummation of the Merger.

         (d) In the event that any action, suit, proceeding or investigation relating thereto or to the transactions contemplated by this Agreement is commenced, whether before or after the Effective Time, the parties hereto agree to cooperate and use their respective reasonable efforts to vigorously defend against and respond thereto.

         (e) Following the Effective Time Parent shall cause Merger Sub and the Surviving Corporation to perform their obligations under this Section 6.05.

         SECTION 6.06. Notification of Certain Matters. From and after the date of this Agreement until the Effective Time, each party hereto shall promptly notify the other parties hereto of:

          (a) any change or event , or series of changes or events, having, or which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on it or would be reasonably likely to cause any of the conditions in Article VII not to be satisfied or to cause the satisfaction thereof to be materially delayed;

          (b) the receipt of any material notice or other material communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated hereby;

          (c) the receipt of any material notice or other material communication from any Governmental Entity in connection with the transactions contemplated hereby; and

          (d) any actions, suits, claims, investigations or proceedings commenced or, to the Knowledge of the party, threatened against Parent, Merger Sub or the Company which seeks to prohibit or prevent consummation of the transactions contemplated hereby;

in each case, to the extent such event or circumstance is or becomes known to the party required to give such notice; provided, however, that the delivery of any notice pursuant to this Section 6.06 shall not be deemed to be an amendment of this Agreement or any Section in the Company Disclosure Schedule or the Parent Disclosure Schedule, as the case may be, and shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement.

         SECTION 6.07. Public Announcements. Parent, Merger Sub and the Company shall use their reasonable best efforts to consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the transactions contemplated hereby. Prior to the Closing, Parent, Merger Sub and the Company shall not issue any such press release or make any such public statement without the prior consent of the other parties (which consent shall not be unreasonably withheld or delayed), except as may be required by law or regulation or any listing agreement with the NYSE or any national or non-U.S. securities exchange to which Parent or the Company is a party and, in such case, shall use their reasonable best efforts to consult with all the parties hereto prior to such release or statement being issued. The parties shall agree on the text of a joint press release by which Parent, Merger Sub and the Company will announce the execution of this Agreement.

         SECTION 6.08. Exchange Act and NYSE Filings. Unless an exemption shall be expressly applicable, or unless Parent, Merger Sub or the Company, as the case may be, agrees otherwise in writing, Parent, Merger Sub and the Company and their respective affiliates will timely file with the SEC and the NYSE all reports required to be filed pursuant to the rules and regulations of the SEC and NYSE (including, without limitation, all required financial statements). Such reports and other information shall comply in all material respects with all of the requirements of the SEC and NYSE rules and regulations, and when filed, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 6.09. Reasonable Best Efforts. Subject to the terms and conditions hereof, each of the Parent, Merger Sub and the Company will use their reasonable best efforts to take all action necessary and to do all things necessary, proper or desirable, or advisable under applicable laws, so as to permit the consummation of the Merger as promptly as practicable and otherwise to enable the consummation of the transactions contemplated hereby.

         SECTION 6.10. Performance by Merger Sub. Parent shall cause Merger Sub to perform its obligations hereunder.

         SECTION 6.11. Takeover Statutes. The Company will take all steps necessary to exempt (or continue the exemption of) the Merger, this Agreement and the transactions contemplated hereby from, or if necessary challenge the validity or applicability of, any applicable "moratorium", "control share", "fair price" or other anti-takeover laws and regulations of any state or, upon the reasonable request of Parent, any non-U.S. jurisdiction, as now or hereafter in effect.

         SECTION 6.12. Standstill Agreement. Notwithstanding Section 2.2 of the Standstill Agreement, Parent or any of its Subsidiaries may take any and all action necessary or, in the reasonable judgment of Parent (subject to the prior approval of the Company, which shall not be unreasonably withheld or delayed), desirable in order to fulfill any and all express obligations and rights under this Agreement, including, without limitation, pursuant to Section 6.01(b) and
Section 8.01(h) hereof and to make public announcements or solicit proxies in response to any Acquisition Proposal made to the Company. The Standstill Agreement shall terminate automatically at the Effective Time. Except as provided in this Section 6.12, nothing in this Agreement shall be deemed to be a waiver, modification or amendment of the Standstill Agreement or any provision of the Company's Certificate of Incorporation or By-Laws.

         SECTION 6.13. Employee Benefits. (a) From and after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, recognize prior actual and credited service recognized under the plans of the Company or any of its Subsidiaries of each employee of the Company or any of its Subsidiaries as of the Effective Time (the "Company Employees") as service under the employee benefit plans of Parent or its Subsidiaries for all purposes (other than for purposes of benefit accruals) in which such Company Employee is eligible to participate following the Effective Time, it being intended that such credits of service shall not result in duplication of benefits under such plans.

         (b) Parent shall maintain, or shall cause the Surviving Corporation to maintain, employee benefit plans, programs, policies and arrangements for Company Employees which provide benefits that are no less favorable in the aggregate to those provided under the applicable employee benefit plans (as defined in Section 3(3) of ERISA (excluding plans exempt under Section 201(2) of ERISA)) of the Company and its Subsidiaries generally available to Company Employees in effect immediately prior to the Effective Time until the earlier of
(i) two years after the Effective Time and (ii) the time that Parent or its Subsidiaries makes available to such Company Employees employee benefit plans, programs, policies and arrangements that are no less favorable in the aggregate than are provided to similarly situated employees of Parent or its Subsidiaries in the applicable jurisdiction. Any such plans, programs, policies and arrangements, and any awards thereunder to the extent not paid in connection with the Merger, that currently provide for benefits based on performance targets, including without limitation the Long-Term Incentive Plan and the Incentive Plan for Key Executives, shall be amended by Parent in consultation with the Chairman and Chief Executive Officer of the Company as soon as practicable following the Effective Time to reflect new and reasonable performance targets. Notwithstanding the provisions of this Section 6.13(b), neither Parent nor the Surviving Corporation shall be required to maintain any such employee benefit plan, program, policy or arrangement if adjustment to such plan, program, policy or arrangement would be necessary or desirable under the Code or any similar law.

         (c) From and after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, (i) give credit for all current year deductibles, co-payments and annual out-of-pocket limits paid or incurred by any Company Employee in respect of claims incurred by such Company Employee during the portion of the current calendar year prior to the Effective Time, and (ii) waive any pre-existing conditions provisions under any group health plans of Parent or its Subsidiaries covering the Company Employees and their eligible dependents to the same extent that such provisions were waived with respect to such Company Employees and their eligible dependents pursuant to the terms of the group health plans of the Company immediately prior to the Effective Time (the "Company Group Health Plans") and to the extent that such Company Employees and their eligible dependents were covered under the Company Group Health Plans.

         (d) Parent intends to provide, after the Closing, (i) an opportunity for senior executives of the Surviving Corporation to participate in a Parent stock option program as may be in effect at such time, at the same level as similarly situated employees of Parent participate and (ii) an opportunity for other salaried employees (not including such senior executives) of the Surviving Corporation to participate in a Parent discounted stock purchase program as may be in effect at such time (together with such stock option program, "Parent Equity Programs"); provided that, in each case, any awards granted under the Parent Equity Programs will be subject to a determination by Parent that such awards will not subject Parent or any of its Subsidiaries to additional or different SEC reporting requirements than the requirements to which Parent or any of its Subsidiaries are currently subject, including, without limitation, a requirement that Parent reconcile its financial statements in accordance with GAAP. Awards granted under the Parent Equity Programs will be determined by Parent in consultation with the Chief Executive Officer of the Surviving Corporation.

         (e) As of the Effective Time, Parent shall cause the Surviving Corporation to expressly assume the BancWest Corporation Deferred Compensation Plan (in accordance with Section 4.4 of such plan), the BancWest Corporation Excess Benefit Plan (in accordance with Section 6.4 of such plan), the Supplemental Cooke Trust Plan (in accordance with Section 5.4 of such plan) and the BancWest Supplemental Executive Retirement Plan (in accordance with Section
4.3 of such plan) and all obligations and liabilities thereunder, in accordance with the terms of such plans.

         (f) At the Effective Time, the maximum target value attainable under all outstanding Awards (as defined in the BancWest Corporation Long Term Incentive Plan (the "Long Term Incentive Plan")) outstanding less than six months shall be deemed to have been fully earned, and all such Awards shall be paid as soon as practicable after the Effective Time to the holders of such Awards (reduced by all applicable withholding taxes and other similar charges). All other outstanding Awards shall be paid in accordance with the Long Term Incentive Plan as soon as practicable after the Effective Time.

                                  ARTICLE VII
                              CONDITIONS PRECEDENT

         SECTION 7.01. Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

         (a) Stockholder Approval. This Agreement shall have been adopted by the affirmative vote of (i) holders of a majority of the outstanding Company Common Shares, in accordance with the DGCL and the Company's Certificate of Incorporation and (ii) holders of Company Common Shares constituting no less than two-thirds of the Company Common Shares outstanding and entitled to vote at the Company Meeting.

         (b) Other Approvals. All regulatory approvals and non-objections required to consummate the Merger shall have been obtained, and all statutory waiting periods shall have expired (including, if applicable, the expiration or termination of any waiting period under the HSR Act or any other applicable antitrust laws or merger regulations), other than regulatory approvals or non-objections, or the expiration of waiting periods the failure to be obtained or to expire which would not reasonably be expected to have a material adverse effect on the consummation of the Merger or on the Surviving Corporation following the Effective Time (such approvals, non-objections and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals"), and all such Requisite Regulatory Approvals shall be in full force and effect.

         (c) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal the consummation of the Merger or would constitute a Burdensome Condition.

         SECTION 7.02. Conditions to Obligations of Parent and Merger Sub. The obligation of each of Parent and Merger Sub to consummate the Merger is also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

         (a) Representations and Warranties. Subject to the standard set forth in Section 2.06(b), the representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects as of the Closing Date (except to the extent such representations and warranties expressly speak as of a specified earlier date, in which case such representations and warranties shall be true as of such earlier date) as though made on and as of the Closing Date; and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer of the Company to such effect.

         (b) Performance of Obligations of the Company. The Company shall have performed in all material respects each of the obligations required to be performed by the Company under this Agreement on or prior to the Closing Date and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer of the Company to such effect.

         (c) Approvals. All third party approvals (other than the Requisite Regulatory Approvals) that are necessary for the conduct, immediately following the Effective Time, by the Surviving Corporation of the business of the Company and its Subsidiaries, substantially as currently conducted (except for any such approval the failure of which to obtain would not result in a Material Adverse Effect on the Surviving Corporation) shall have been obtained and shall remain in full force and effect.

         (d) No Burdensome Condition. No Requisite Regulatory Approval shall have imposed any Burdensome Condition.

         SECTION 7.03. Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

         (a) Representations and Warranties. Subject to the standard set forth in Section 2.06(b), the representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct, as of the Closing Date (except to the extent such representations and warranties speak as of a specified earlier date, in which case such representations and warranties shall be true as of such earlier date) as though made on and as of the Closing Date; and the Company shall have received a certificate signed on behalf of each of Parent and Merger Sub by an executive officer of Parent and Merger Sub, as the case may be, to such effect.

         (b) Performance of Obligations of Parent. Each of Parent and Merger Sub shall have performed in all material respects each of the obligations required to be performed by it under this Agreement at or prior to the Closing Date and the Company shall have received a certificate signed on behalf of each of Parent and Merger Sub by an executive officer of Parent and Merger Sub, as the case may be, to such effect.

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 8.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite adoption of this Agreement by the stockholders of the Company:

          (a) by mutual written consent of the Company (provided that such termination has been approved by the Special Committee) and Parent;

          (b) by either the Company (provided that such termination has been approved by the Special Committee) or Parent if any Governmental Entity which must grant or satisfy, as the case may be, a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable, or any Governmental Entity of competent jurisdiction shall have issued a final nonappealable injunction permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement; provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to comply with Section 6.02(c) has been the primary cause of such action;

          (c) by either the Company (provided that such termination has been approved by the Special Committee) or Parent if the Merger shall not have been consummated on or before January 30, 2002, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

          (d) by either the Company (provided that such termination has been approved by the Special Committee) or Parent if there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the Company (in the case of Parent) or Parent or Merger Sub (in the case of the Company), which breach is not cured, in the case of a breach of Section 6.04, within 5 days and, in all other cases, within 30 days following written notice to the party committing such breach, or which breach, by its nature or timing, cannot be cured prior to the date referred to in Section 8.01(c); provided that such breach, if occurring or continuing on the Closing Date, would constitute, individually or in the aggregate with other such breaches occurring prior to such time and then continuing, the failure of the conditions set forth in Sections 7.02(a), 7.02(b), 7.03(a) or 7.03(b), as applicable;

          (e) by either the Company (provided that such termination has been approved by the Special Committee) or Parent, if the Company Meeting shall have been held and the holders of Company Common Shares shall have failed to adopt this Agreement by the vote specified in Section 7.01(a) at such meeting (including any adjournment or postponement thereof in accordance with applicable law); provided, that Parent shall not have the right to terminate this Agreement under this Section 8.01(e) if Parent has failed to comply with Section 6.01(b);

          (f) by Parent if the Special Committee or the Board of Directors of the Company (by a vote or consent of a majority of the non-Class A directors then in office) shall have (i) withdrawn or modified in a manner adverse to Parent its favorable recommendation of this Agreement, or (ii) recommended any Acquisition Proposal to the stockholders of the Company;

          (g) by Parent if any Governmental Entity which must grant or satisfy, as the case may be, a Requisite Regulatory Approval has granted such approval subject to a Burdensome Condition, and such grant and related Burdensome Condition have become final and nonappealable; and

          (h) by the Company if the Board of Directors of the Company (acting upon the recommendation of the Special Committee) shall concurrently with such termination authorize the Company to enter into an agreement with respect to an Acquisition Proposal; provided, however, that the Company may only exercise its right to terminate this Agreement pursuant to this
     Section 8.01(h) if (i) the stockholders of the Company have not yet adopted this Agreement at the Company Meeting or any adjournment or postponement thereof or by written consent; (ii) the Company shall have complied in all material respects with Section 6.04; (iii) the Board of Directors of the Company (acting upon the recommendation of the Special Committee) and after consultation with the Special Committee Financial Advisor determines in good faith that such Acquisition Proposal is a Superior Proposal; (iv) at least five business days shall have passed since Parent received written notice from the Company advising Parent that the Board of Directors of the Company (acting upon the recommendation of the Special Committee) is prepared to accept such Acquisition Proposal, which notice shall specify the material terms and conditions of such Acquisition Proposal and if by such fifth business day, Parent shall not have agreed to increase the Merger Consideration and/or revise the other terms of this Agreement so that the Merger Consideration and such terms, taken together as so revised, are, in the good faith judgment of the Board of Directors of the Company (acting upon the recommendation of the Special Committee), superior to such the consideration and terms of such Acquisition Proposal and (v) simultaneously with such termination, the Company shall make the payment specified in Section 8.02(b).

         SECTION 8.02. Effect of Termination. (a) In the event of termination of this Agreement by either Parent or the Company as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, and none of Parent, Merger Sub, the Company, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that Sections 6.03(d), 6.03(e), 8.02, 8.04 and Article IX shall survive any termination of this Agreement, and notwithstanding anything to the contrary contained in this Agreement, neither Parent, Merger Sub, nor the Company shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement; provided that in no event shall any party hereto be liable for any punitive damages.

         (b) In the event that:

               (i) (x) Parent terminates this Agreement pursuant to (A) Section 8.01(d) as a result of an intentional breach by the Company of any representation, warranty, covenant or agreement contained herein, or
          (B) Section 8.01(f) or (y) the Company or Parent terminates this Agreement pursuant to Section 8.01(e),

               (ii) prior to such termination an Acquisition Proposal shall have been communicated to the executive management, the Special Committee or Board of Directors of the Company or any person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal, and

               (iii) within 12 months of such termination, the Company or any of its Subsidiaries consummates an Acquisition Proposal or enters into a definitive agreement with respect to an Acquisition Proposal, then the Company shall pay to Parent a termination payment equal to $100 million ($100,000,000.00) (the "Company Termination Amount"), by wire transfer of immediately available funds upon the earlier of (A) signing of a definitive agreement with respect to an Acquisition Proposal and (B) consummation of an Acquisition Proposal.

         (c) In the event that the Company terminates this Agreement pursuant to
Section 8.01(h), then the Company shall pay the Company Termination Amount by wire transfer of immediately available funds concurrently with delivery of notice of termination by the Company and the making of such payment shall be a condition of such termination.

         (d) For purposes of Sections 8.01 and 8.02, "Acquisition Proposal" shall mean a transaction or series of transactions which, if consummated as proposed, would constitute an Acquisition Proposal (as defined in Section 6.04) which would result in a person or group (as such term is defined in Section 13(d) of the Exchange Act), other than Parent and its affiliates, owning, directly or indirectly, 50% of the voting interests in the Company then outstanding or 50% or more of the assets of the Company and its Subsidiaries, taken as a whole.

         (e) The Company acknowledges that the agreements contained in this
Section 8.02 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay any amount due pursuant to this Section 8.02 and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the payment set forth in this Section 8.02, the Company shall pay to Parent its costs and expenses (including reasonable attorneys' fees) in connection with such suit, together with interest on the Company Termination Amount from each date for payment until the date of such payment at the prime rate of Citibank N.A. in effect on the date such payment was required to be made. For the avoidance of doubt, approval by the stockholders of the Company shall not be a condition to the payment of any amount specified in this Section 8.02.

         SECTION 8.03. Amendment. Subject to compliance with applicable law, this Agreement may be amended by Parent, Merger Sub and the Company at any time before or after adoption of this Agreement by the stockholders of the Company; provided, however, that after any adoption of this Agreement by the stockholders of the Company, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         SECTION 8.04. Extension; Waiver. At any time prior to the Effective Time, subject to compliance with applicable law, Parent, Merger Sub and the Company may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto for its benefit, (b) waive any inaccuracies in the representations and warranties of the other parties for its benefit contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein for the waiving party's benefit. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE IX
                               GENERAL PROVISIONS

         SECTION 9.01. Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement and any certificate delivered pursuant hereto by any person shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.01, as the case may be, except that the agreements set forth in Articles I and II and Sections 6.05, 6.10, 6.12 and 6.13 shall survive the Effective Time indefinitely, and those set forth in Sections 6.03(d), 6.03(e), 8.02, 8.04 and this Article IX shall survive termination indefinitely.

         SECTION 9.02. Expenses. Except as otherwise provided in this Section, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense; provided, however, that the costs and expenses of printing and mailing the Proxy Statement, and all filing and other fees paid to the SEC in connection with the Merger, shall be borne equally by Merger Sub and the Company.

         SECTION 9.03. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized overnight courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.03):

                  if to Parent or Merger Sub:

                  c/o BNP Paribas
                  12 rue Chauchat
                  75009 Paris, FRANCE
                  Telecopy:  011-33-1-40-14-57-65
                  Attention: Pierre Mariani

                  with copies to:

                  Cleary, Gottlieb, Steen & Hamilton
                  One Liberty Plaza
                  New York, NY 10006
                  Telecopy:  (212) 225-3999
                  Attention: Daniel S. Sternberg, Esq.
                             Paul E. Glotzer, Esq.

                  if to the Company:

                  c/o BancWest Corporation
                  999 Bishop Street
                  Honolulu, Hawaii 96813
                  Telecopy:  (808) 533-7844
                  Attention: Howard H. Karr

                  with a copy to:

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, NY 10017
                  Telecopy:  (212) 455-2502
                  Attention: Lee Meyerson, Esq.
                             Marni J. Lerner, Esq.

         SECTION 9.04. Definitions and Usage. (a) For purposes of this Agreement, the term:

               (i) "affiliate" of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified person;

               (ii) "beneficial owner" with respect to any shares means a person who shall be deemed to be the beneficial owner of such shares which such person beneficially owns, as defined in Rule 13d-3 under the Exchange Act;

               (iii) "business day" means any day other than a Saturday, Sunday or one on which banks are authorized by law to close in New York, New York, Paris, France, San Francisco, California or Honolulu, Hawaii;

               (iv) "Code" means the Internal Revenue Code of 1986, as amended;


               (v) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

               (vi) "Material Adverse Effect" means,


                         (A) with respect to the Company, any effect that (1) is
                    or is reasonably likely to be material and adverse to the financial condition, business or results of operations of the Company and its Subsidiaries taken as a whole other than any change, effect, event or occurrence arising out of the performance by the parties of their obligations under this Agreement or (2) would prevent or materially impair the ability of such person to perform its obligations under this Agreement or to consummate the transactions contemplated hereby; and

                         (B) with respect to Parent, any effect that would
                    prevent or materially impair or delay the ability of Parent and Merger Sub to perform their obligations under this Agreement or to consummate the transactions contemplated hereby;

                    provided, however, that Material Adverse Effect shall not be deemed to include the impact of (i) changes in banking and other laws of general applicability or interpretations thereof by courts or governmental authorities, (ii) changes in GAAP or regulatory accounting requirements applicable to banks and their holding companies generally, (iii) this Agreement and the transactions contemplated hereby and the announcement hereof, (iv) actions or omissions of a party to this Agreement taken with the prior written consent of the other parties to this Agreement, in contemplation of the transactions contemplated hereby, (v) changes in prevailing interest rates, currency exchange rates or general economic conditions, or the occurrence of other events or developments affecting banks and their holding companies generally except to the extent that such changes, events or developments have an adverse effect on the Company and its Subsidiaries taken as a whole that is materially greater than the adverse effect on comparable entities and (vi) any modifications or changes to valuation policies and practices of the Company or any of its Subsidiaries in connection with the Merger or restructuring charges, in each case taken with the prior approval of Parent, in connection with the Merger, in each case in accordance with GAAP;

               (vii) "person" means an individual, corporation, limited liability company, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government;

               (viii) "Standstill Agreement" means the Standstill and Governance Agreement, dated as of November 1, 1998, between the Company and Parent.

               (ix) "Subsidiary" and "Significant Subsidiary" shall have the meanings ascribed to them in Rule 1-02 of Regulation S-X of the SEC. Notwithstanding the foregoing, for purposes of this Agreement, the Company shall not be deemed a Subsidiary or a Significant Subsidiary of Parent.

               (x) "Superior Proposal" means any Acquisition Proposal which the Board of Directors of the Company determines in its good faith judgment (A) would, if consummated, be more favorable than the Merger to the holders of Company Common Stock from a financial point of view and (B) constitutes a transaction that, other than with respect to obtaining stockholder approval, is reasonably capable of being consummated on the terms set forth, taking into account all legal, financial, regulatory and other aspects of such proposal.

         A reference in this Agreement to any statute shall be to such statute as amended from time to time, and to the rules and regulations promulgated thereunder.

         (b) Each of the following terms is defined in the Section set forth opposite such term:

Term                                            Section
------------------------------------------      ------------
Acquisition Proposal                              6.04, 8.02
Agreement                                         Recitals
BHCA                                              3.01(a)
Burdensome Condition                              6.02(d)
Certificate of Merger                             1.02
Certificate                                       2.01
Claims and Proceedings                            3.11(a)
Class A Common Stock                              Recitals
Closing                                           1.02
Closing Date                                      1.02
Company                                           Recitals
Company Benefit Plans                             3.13(a)
Company Common Shares                             Recitals
Company Common Stock                              Recitals
Company Contract                                  3.16
Company Disclosure Schedule                       2.06(a)
Company Employees                                 6.11(b)
Company Equity Plans                              2.03(b)
Company Meeting                                   6.01(a)
Company Preferred Stock                           Recitals
Company Regulatory Agreement                      3.17
Company Reports                                   3.14
Company Stockholder Approval                      3.03(c)
Company Stock Option Plans                        2.03(a)
Company Stock Plans                               2.03(b)
Company Termination Amount                        8.02(b)
Confidential Information                          6.03(d)
Contract                                          3.03(b)
Covered Parties                                   6.05(b)
DGCL                                              Recitals
Dissenting Shares                                 2.04(a)
DLLCA                                             Recitals
Effective Time                                    1.02
Environmental Law                                 3.19(a)
ERISA                                             3.13(a)
Exchange Act                                      3.06
Federal Reserve Board                             3.04
Fiduciary Shares                                  2.01(b)
GAAP                                              3.06
Governmental Entity                               3.04
HSR Act                                           3.04
Incentive Compensation Plan                       6.11(a)
Indemnified Parties                               6.05(c)
Injunction                                        7.01(c)
Lien                                              3.01(b)
Litigation                                        9.10
Merger                                            Recitals
Merger Consideration                              2.01(c)
Merger Sub                                        Recitals
Merger Sub Units                                  2.01
NYSE                                              3.04
Option                                            2.03(a)
Option Spread                                     2.03(a)
Parent                                            Recitals
Parent Disclosure Schedule                        2.06
Parent Plans                                      6.11(c)
Parent Regulatory Agreement                       4.05(b)
Paying Agent                                      2.02(b)
PBGC                                              3.13(g)
Pre-Termination Acquisition Proposal Event        8.02(d)
Process Agent                                     9.10
Proxy Statement                                   6.02(a)
Regulatory Agencies                               3.05
Representatives                                   6.03(a)
Requisite Regulatory Approvals                    7.01(b)
Restricted Shares                                 2.03(b)
SEC                                               3.04
Securities Act                                    3.14
Special Committee                                 Recitals
Special Committee Financial Advisor               3.08
SRO                                               3.04
Standstill Agreement                              3.07(c)
Surviving Corporation                             1.01
Surviving Corporation Common Stock                Recitals
Taxes                                             2.01(d)
US Parent                                         Recitals
Voting Debt                                       3.02

         (c) A fact, event, circumstance or occurrence shall be within a person's "Knowledge" if, with respect to the Company or any of its Subsidiaries, such fact, event, circumstance or occurrence is or was actually known by any of the Company's or the relevant Subsidiary's executive officers or directors, or, with respect to the Parent or any of its Subsidiaries, such fact, event or circumstance or occurrence is or was actually known by any of Parent's or the relevant Subsidiary's executive officers or directors.

         (d) The symbol "$" and the word "dollar" or "dollars" shall refer to the lawful currency of the United States of America.

         SECTION 9.05. Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement shall have the respective meanings given to them in accordance with GAAP.

         SECTION 9.06. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the major economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible.

         SECTION 9.07. Entire Agreement; Assignment. This Agreement (including the Parent Disclosure Schedule and the Company Disclosure Schedule, which are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties, which shall not be unreasonably withheld, except that Merger Sub may assign all or any of its rights and obligations hereunder to any wholly owned subsidiary of Parent or Merger Sub; provided, that no such assignment shall change the amount or nature of the Merger Consideration or relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

         SECTION 9.08. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.05 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

         SECTION 9.09. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

         SECTION 9.10. Governing Law; Consent to Jurisdiction. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely in such State. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the non-exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any action, proceeding or investigation in any court or before any governmental authority ("Litigation") arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such Litigation, the defense of sovereign immunity, any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 6.12, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the Litigation in any such court is brought in an inconvenient forum, that the venue of such Litigation is improper, or that this Agreement, or the subject matter hereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

         (b) Parent hereby irrevocably designates French American Banking Corporation (in such capacity, the "Process Agent"), with an office at 499 Park Avenue New York, New York, 10022 its designee, appointee and agent to receive, for and on its behalf, service of process in such jurisdiction in any Litigation arising out of or relating to this Agreement and such service shall be deemed complete upon delivery thereof to the Process Agent; provided that in the case of any such service upon the Process Agent, the party effecting such service shall also deliver a copy thereof to Parent in the manner provided in Section
9.03. Each of the parties further irrevocably consents to the service of process out of any of the aforementioned courts in any such Litigation by the mailing of copies thereof by registered mail, postage prepaid, to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail. Parent expressly acknowledges that the foregoing waiver is intended to be irrevocable under the laws of the State of New York and of the United States of America; provided that Parent's consent to jurisdiction and service contained in this Section 9.10 is solely for the purpose referred to in this Section 9.10 and shall not be deemed to be a general submission to said courts or in the State of New York other than for such purpose. If the Process Agent shall cease to act as such or to exist, BNP covenants that it shall appoint without delay another such agent reasonably satisfactory to the Company.

         (c) Notwithstanding the foregoing, nothing in this Agreement shall be deemed consent by any party to jurisdiction in any litigation initiated, or service of process, by any person who is not a party hereto.

         SECTION 9.11. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 9.12. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 9.13. Construction. This Agreement and any documents or instruments delivered pursuant hereto or in connection herewith shall be construed without regard to the identity of the person who drafted the various provisions of the same. Each and every provision of this Agreement and such other documents and instruments shall be construed as though all of the parties participated equally in the drafting of the same. Consequently, the parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable either to this Agreement or such other documents and instruments.

                                    * * * * *

         IN WITNESS WHEREOF, the Company, Parent and Merger Sub have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                         BANCWEST CORPORATION


                                         By: /s/ Walter A. Dods, Jr.
                                             -----------------------------------
                                             Name:  Walter A. Dods, Jr.
                                             Title: Chairman and Chief Executive
                                                    Officer


                                         BNP PARIBAS


                                         By: /s/ Pierre Mariani
                                             -----------------------------------
                                             Name:  Pierre Mariani
                                             Title: Head of International
                                                    Retail Banking

                                         CHAUCHAT L.L.C.


                                         By its sole Member, Chauchat
                                            Holdings Corporation


                                         By: /s/ Jacques Ardant
                                             -----------------------------------
                                             Name:  Jacques Ardant
                                             Title: President




                 Signature page to Agreement and Plan of Merger

                                                                       Exhibit A
                                                                       ---------

                                     FORM OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                              BANCWEST CORPORATION

         FIRST: The name of the corporation is BancWest Corporation (hereinafter referred to as the "Corporation").

         SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name and address of its resident agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of stock which the Corporation is authorized to issue is 150,000,000 shares of common stock and the par value of each of such shares is $0.01.

         FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

         (1) The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the by-laws. Election of directors need not be by ballot unless the by-laws so provide.

         (2) The Board of Directors shall have powers without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the by-laws of the Corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

         (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

         (4) In addition to the powers and authorities herein before or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

         SIXTH: To the fullest extent permitted by the Delaware General Corporation Law as it exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director.

         SEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

         EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

                                                                       Exhibit B
                                                                       ---------

                                     FORM OF

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                              BANCWEST CORPORATION

                                    ARTICLE I

                                  SHAREHOLDERS

         SECTION 1. PLACE OF MEETINGS. - Meetings of the shareholders may be held at such place or places, within or without the State of Delaware, as shall be fixed by the directors and stated in the notice of the meeting.

         SECTION 2. ANNUAL MEETING. - The annual meeting of shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on such date as may be fixed by the directors and stated in the notice of the meeting.

         SECTION 3. NOTICE OF ANNUAL MEETING. - Notice of the annual meeting shall be given to each shareholder entitled to vote, at least ten days prior to the meeting.

         SECTION 4. SPECIAL MEETINGS. - Special meetings of the shareholders for any purpose or purposes may be called by the President or Secretary and must be called upon receipt by either of them of the written request of the holders of twenty-five percent of the stock then outstanding and entitled to vote.

         SECTION 5. NOTICE OF SPECIAL MEETING. - Notice of a special meeting, stating the time, place and purpose or purposes thereof, shall be given to each shareholder entitled to vote, at least ten days prior to the meeting. The notice shall also set forth at whose direction it is being issued.

         SECTION 6. QUORUM. - At any meeting of the shareholders, the holders of a majority of the shares of stock then entitled to vote shall constitute a quorum for all purposes, except as otherwise provided by law or the Certificate of Incorporation.

         SECTION 7. VOTING. - At each meeting of the shareholders, every holder of stock then entitled to vote may vote in person or by proxy, and, except as may be otherwise provided by the Certificate of Incorporation, shall have one vote for each share of stock registered in such holder's name.

         SECTION 8. ADJOURNED MEETING. - Any meeting of shareholders may be adjourned to a designated time and place by a vote of a majority in interest of the shareholders present in person or by proxy and entitled to vote, even though less than a quorum is so present. No notice of such an adjourned meeting need be given, other than by announcement at the meeting, and any business may be transacted which might have been transacted at the meeting as originally called.

         SECTION 9. ACTION BY WRITTEN CONSENT OF SHAREHOLDERS. - Whenever by any provision of statute or of the Certificate of Incorporation or of these By-Laws, the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of shareholders may be dispensed with, if holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted shall consent in writing to such corporate action being taken.

                                   ARTICLE II

                                    DIRECTORS

         SECTION 1. NUMBER. - The number of directors shall be determined from time to time by resolution adopted by affirmative vote of a majority of such directors then in office. The directors shall hold office for the term of one year and until their successor or successors is or are elected and shall qualify. The number of directors may be less than three when all of the shares are owned by less than three shareholders, but in such event the number of directors may not be less than the number of shareholders. Directors need not be shareholders.

         SECTION 2. POWERS. - The Board of Directors may adopt such rules and regulations for the conduct of its meetings, the exercise of its powers and the management of the affairs of the corporation as it may deem proper, not inconsistent with the laws of the State of Delaware, the Certificate of Incorporation or these By-Laws.

         In addition to the powers and authorities by these By-Laws expressly conferred upon them, the directors may exercise all such powers of the corporation and do such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

         SECTION 3. MEETING, QUORUM, ACTION WITHOUT MEETING. - Meetings of the Board may be held at any place, either within or outside the State of Delaware, provided a quorum be in attendance. Except as may be otherwise provided by the Certificate of Incorporation or by the Delaware General Corporation Law, a majority of the directors in office shall constitute a quorum at any meeting of the Board and the vote of a majority of a quorum of directors shall constitute the act of the Board.

         The Board of Directors may hold an annual meeting, without notice, immediately after the annual meeting of shareholders. Regular meetings of the Board of Directors may be established by a resolution adopted by the Board. The Chairman of the Board (if any) or the President or Secretary may call, and at the request of any two directors, must call a special meeting of the Board of Directors, five days' notice of which shall be given by mail, or two days' notice personally or by telegraph or cable to each director.

         Any one or more members of the Board or any Committee thereof may participate in a meeting of such Board or Committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         Any action required or permitted to be taken by the Board or any Committee thereof may be taken without a meeting if all members of the Board or the Committee consent in writing to the adoption of a resolution authorizing the action.

         The resolution and the written consents thereto by the members of the Board or Committee shall be filed with the minutes of the proceedings of the Board or Committee.

         SECTION 4. VACANCIES, REMOVAL. - Except as otherwise provided in the Certificate of Incorporation or in the following paragraph, vacancies occurring in the membership of the Board of Directors, from whatever cause arising (including vacancies occurring by reason of the removal of directors without cause and newly created directorships resulting from any increase in the authorized number of directors), may be filled by a majority vote of the remaining directors, though less than a quorum, or such vacancies may be filled by the shareholders.

         Except where the Certificate of Incorporation contains provisions authorizing cumulative voting or the election of one or more directors by class or their election by holders of bonds, or requires all action by shareholders to be by a greater vote, any one or more of the directors may be removed, (a) either for or without cause, at any time, by vote of the shareholders holding a majority of the outstanding stock of the corporation entitled to vote, present in person or by proxy, at any special meeting of the shareholders or, (b) for cause, by action of the Board of Directors at any regular or special meeting of the Board. A vacancy or vacancies occurring from such removal may be filled at the special meeting of shareholders or at a regular or special meeting of the Board of Directors.

         SECTION 5. COMMITTEES. - The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from its members an Executive Committee or other committee or committees, each consisting of three or more members, with such powers and authority (to the extent permitted by law) as may be provided in said resolution.

                                   ARTICLE III

                                    OFFICERS

           SECTION 1. EXECUTIVE OFFICERS. - The executive officers of the corporation shall be a President, one or more Vice-Presidents, a Treasurer and a Secretary, all of whom shall be elected annually by the directors, who shall hold office during the pleasure of the directors. In addition, the Board of Directors may elect a Chairman of the Board of Directors. Except for the offices of President and Secretary, any two offices or more may be held by one person. Provided, however, when all of the issued and outstanding stock of the corporation is owned by one person, such person may hold all or any combination of offices. All vacancies occurring among any of the officers shall be filled by the directors. Any officer may be removed at any time by the affirmative vote of a majority (unless the Certificate of Incorporation required a larger vote) of the directors present at a special meeting of directors called for the purpose.

         SECTION 2. OTHER OFFICERS. - The Board of Directors may appoint such other officers and agents with such powers and duties as it shall deem necessary.

         SECTION 3. THE CHAIRMAN OF THE BOARD. - The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors or the Executive Committee.

         SECTION 4. THE PRESIDENT. - The President, who may, but need not be a director, shall, in the absence or non-election of a Chairman of the Board, preside at all meetings of the shareholders and directors. While the directors are not in session, he shall have general management and control of the business and affairs of the corporation.

         SECTION 5. THE VICE-PRESIDENT. - The Vice-President, or if there be more than one, the senior Vice President, as determined by the Board of Directors, in the absence or disability of the President, shall exercise the powers and perform the duties of the President and each Vice-President shall exercise such other powers and perform such other duties as shall be prescribed by the directors.

         SECTION 6. THE TREASURER. - The Treasurer shall have custody of all funds, securities and evidences of indebtedness of the corporation; he shall receive and give receipts and acquittances for money paid in on account of the corporation, and shall pay out of the funds on hand all bills, pay-rolls, and other just debts of the corporation, of whatever nature, upon maturity; he shall enter regularly in books to be kept by him for that purpose, full and accurate accounts of all moneys received and paid out by him on account of the corporation, and he shall perform all other duties incident to the office of Treasurer and as may be prescribed by the directors.

         SECTION 7. THE SECRETARY. - The Secretary shall keep the minutes of all proceedings of the directors and of the shareholders; he shall attend to the giving and serving of all notices to the shareholders and directors or other notice required by law or by these By-Laws; he shall affix the seal of the corporation to deeds, contracts and other instruments in writing requiring a seal, when duly signed or when so ordered by the directors; he shall have charge of the certificate books and stock books and such other books and papers as the Board may direct, and shall perform all other duties incident to the office of Secretary.

         SECTION 8. SALARIES. - The salaries of all officers shall be fixed by the Board of Directors, and the fact that any officer is a director shall not preclude him from receiving a salary as an officer, or from voting upon the resolution providing the same.

                                   ARTICLE IV

                                  CAPITAL STOCK

         SECTION 1. FORM AND EXECUTION OF CERTIFICATES. - Certificates of stock shall be in such form as required by the Delaware General Corporation Law and as shall be adopted by the Board of Directors. They shall be numbered and registered in the order issued; shall be signed by the Chairman or a Vice-Chairman of the Board (if any) or by the President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal or a facsimile thereof. When such a certificate is countersigned by a transfer agent or registered by a registrar, the signatures of any such officers may be facsimile.

         SECTION 2. TRANSFER. - Transfer of shares shall be made only upon the books of the corporation by the registered holder in person or by attorney, duly authorized, and upon surrender of the certificates for such shares properly assigned for transfer.

         SECTION 3. LOST OR DESTROYED CERTIFICATES. - The holder of any certificate representing shares of stock of the corporation may notify the corporation of any loss, theft or destruction thereof, and the Board of Directors may thereupon, in its discretion, cause a new certificate for the same number of shares to be issued to such holder upon satisfactory proof of such loss, theft or destruction, and the deposit of indemnity by way of bond or otherwise, in such form and amount and with such surety or sureties as the Board of Directors may require, to indemnify the corporation against loss or liability by reason of the issuance of such new certificates.

         SECTION 4. RECORD DATE. - In lieu of closing the books of the corporation, the Board of Directors may fix, in advance, a date, not exceeding fifty days, nor less than ten days, as the record date for the determination of shareholders entitled to receive notice of, or to vote, at any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action.

                                    ARTICLE V

                                 INDEMNIFICATION

         SECTION 1.INDEMNIFICATION. - To the extent permitted by Delaware law from time to time in effect, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action or suit by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         SECTION 2.INDEMNIFICATION. - To the extent permitted by Delaware law from time to time in effect, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         SECTION 3. EXPENSES. - To the extent that a present or former director or officer or an employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified by the corporation against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         SECTION 4. AUTHORIZATION OF INDEMNIFICATION PAYMENTS. - Any indemnification under Sections 1 and 2 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in said Sections 1 and 2 of this Article. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, event though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel (compensated by the corporation) in a written opinion, or (4) by the stockholders.

         SECTION 5. INTERIM REIMBURSEMENT OF EXPENSES. - Expenses incurred by a present or former director or officer of the corporation in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article.

         SECTION 6. NON-EXCLUSIVE REMEDY. - The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         SECTION 7. FORMER DIRECTORS, OFFICER, EMPLOYEES AND AGENTS. - The indemnification and advancement of expenses provided by or granted pursuant to this Article shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         SECTION 8. INSURANCE. - The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article or of Section 145 of the General Corporation Law of Delaware, as it may be amended or substituted for.

         SECTION 9. CLAIMS COMMENCED BY INDEMNITEE. - Notwithstanding Sections 1 and 2 of this Article, except as otherwise provided in Section 10 hereof, the corporation shall be required to indemnify an indemnitee in connection with any action, suit or proceeding (or part thereof) commenced by such indemnitee only if the commencement of such action, suit or proceeding (or part thereof) by the indemnitee was authorized by the Board of Directors.

         SECTION 10. ENFORCEMENT BY INDEMNITEE. - If a claim for indemnification or advancement of expenses under this Article is not paid in full within sixty days after a written claim therefor by the indemnitee has been received by the Corporation, the indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law.

         SECTION 11. EFFECT OF REPEAL OR MODIFICATION. - Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

                                   ARTICLE VI

                                  MISCELLANEOUS

         SECTION 1. DIVIDENDS. - The directors may declare dividends from time to time upon the capital stock of the corporation from the surplus or net profits available therefor.

         SECTION 2. SEAL - The directors shall provide a suitable corporate seal which shall be in the charge of the Secretary and shall be used as authorized by the By-Laws.

         SECTION 3. FISCAL YEAR. - The fiscal year of the corporation shall be fixed by the directors.

         SECTION 4. CHECKS, NOTES, ETC. - Checks, notes, drafts, bills of exchange and orders for the payment of money shall be signed or endorsed in such manner as shall be determined by the directors.

         The funds of the corporation shall be deposited in such bank or trust company, and checks drawn against such funds shall be signed in such manner, as may be determined from time to time by the directors.

         SECTION 5. NOTICE AND WAIVER OF NOTICE. - Any notice required to be given under these By-Laws may be waived by the person entitled thereto, in writing, by telegram, cable or radiogram, and the presence of any person at a meeting shall constitute waiver of notice thereof as to such person.

         Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated; and any notice so required shall be deemed to be sufficient if given by depositing it in a post office or post box in a sealed postpaid wrapper, addressed to such shareholder, officer or director, at such address as appears on the books of the corporation and such notice shall be deemed to have been given on the day of such deposit.

                                   ARTICLE VII

                                   AMENDMENTS

         SECTION 1. BY SHAREHOLDERS. - These By-Laws may be amended at any shareholders' meeting by vote of the shareholders holding a majority (unless the Certificate of Incorporation requires a larger vote) of the outstanding stock having voting power, present either in person or by proxy, provided notice of the amendment is included in the notice or waiver of notice of such meeting.

         SECTION 2. BY DIRECTORS. - The Board of Directors may also amend these By-Laws at any regular or special meeting of the Board by a majority (unless the Certificate of Incorporation requires a larger vote) vote of the entire Board, but any By-Laws so made by the Board of Directors may be altered or repealed by the shareholders.